                                                                    EXHIBIT 4.4

================================================================================

                                 LOAN AGREEMENT

                                     between

                     SUNLINK HEALTHCARE CORP., as Borrower,

                         ITS SUBSIDIARIES, as Guarantors

                                       and

                              NHS, INC., as Lender

                          Dated as of January 31, 2001

                                  Relating to:

                    $17,000,000 Aggregate Principal Amount of
                     8.5% Senior Subordinated Notes due 2006

                                       and

                 $2,000,000 Senior Subordinated Zero Coupon Note
                                    due 2004

================================================================================


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                                TABLE OF CONTENTS

                                                                                                    Page
                                                                                                    ----

SECTION 1 DEFINITIONS AND ACCOUNTING TERMS............................................................1

1.01.       Definitions...............................................................................1
1.02.       Computation of Time Periods..............................................................20
1.03.       Accounting Terms.........................................................................20

SECTION 2 AUTHORIZATION AND ISSUANCE OF NOTES........................................................20

2.01.       Authorization of Issuance................................................................20
2.02.       Closing..................................................................................21

SECTION 3 CONDITIONS TO CLOSING......................................................................21

3.01.       Representations and Warranties...........................................................21
3.02.       Performance; No Default under Other Agreements...........................................21
3.03.       Compliance Certificates..................................................................21
   (a)      Officers' Certificate....................................................................21
   (b)      Secretary's Certificate..................................................................21
3.04.       Opinions of Counsel......................................................................21
3.05.       Proceedings and Documents................................................................22
3.06.       Transaction Documents in Force and Effect; Information...................................22
   (a)      Transaction Documents....................................................................22
   (b)      Accuracy of Information..................................................................22
3.07.       No Violation; No Legal Constraints; Consents, Authorizations and Filings, etc............22

SECTION 4 REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................................23

4.01.       Due Incorporation; Power and Authority...................................................23
4.02.       Formation of the Company.................................................................23
4.03.       Subsidiaries.............................................................................23
4.04.       Due Authorization, Execution and Delivery................................................23
   (a)      Agreement................................................................................23
   (b)      Notes....................................................................................23
   (c)      Subsidiary Guarantees....................................................................24
   (d)      Other Transaction Documents..............................................................24
4.05.       Non-Contravention; Authorizations and Approvals..........................................24
4.06.       No Actions or Proceedings................................................................25
4.07.       Private Offering; No Integration or General Solicitation.................................25
4.08.       Status Under Certain Statutes............................................................25
4.09.       Affiliate Transactions...................................................................25


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
SECTION 5 REPRESENTATIONS OF THE LENDER..............................................................26

5.01.       Acquisition for Investment...............................................................26

SECTION 6 COVENANTS TO PROVIDE INFORMATION...........................................................26

6.01.       Future Reports to Noteholders............................................................26
   (a)      Quarterly Statements.....................................................................26
   (b)      Annual Statements........................................................................27
   (c)      Authorized Financial Officer Certificates................................................28
   (d)      Intentionally Omitted....................................................................28
   (e)      Other Information........................................................................28
   (f)      Notice of Default or Event of Default or Litigation......................................28
   (g)      Intentionally Omitted....................................................................28
   (h)      Changes to Indebtedness..................................................................28
   (i)      Original Issue Discount Information......................................................28

SECTION 7 OTHER AFFIRMATIVE COVENANTS................................................................29

7.01.       Payment of Principal, Premium and Interest...............................................29
7.02.       Preservation of Corporate Existence and Franchises.......................................29
7.03.       Maintenance of Properties................................................................29
7.04.       Taxes....................................................................................29
   (a)      Payment of Taxes.........................................................................29
   (b)      Tax Returns..............................................................................30
7.05.       Books, Records and Access................................................................30
7.06.       Compliance with Law and Material Contracts...............................................30
7.07.       Insurance................................................................................30
7.08.       Offer to Repurchase Upon Change of Control...............................................30
7.09.       Offer to Purchase by Application of Excess Proceeds......................................32
7.10.       Further Assurances.......................................................................33
7.11.       Sales of Non-Essential Real Property.....................................................33

SECTION 8 NEGATIVE COVENANTS.........................................................................34

8.01.       Stay, Extension and Usury Laws...........................................................34
8.02.       Restricted Payments......................................................................34
8.03.       Dividend and Other Payment Restrictions Affecting Subsidiaries...........................35
8.04.       Incurrence of Indebtedness...............................................................36
8.05.       Asset Sales; Working Capital Facility Clawback...........................................37
8.06.       Transactions with Affiliates.............................................................38
8.07.       Intentionally Omitted....................................................................38
8.08.       Limitation on Liens......................................................................39
8.09.       Limitation on Issuances and Sales of Capital Stock of Subsidiaries.......................39
8.10.       Limitation on Certain Senior Indebtedness................................................39
8.11.       Merger, Consolidation, or Sale of Assets.................................................39
8.12.       Successor Company Substituted............................................................40

8.13.       Additional Subsidiary Guarantees.........................................................40
8.14.       Conduct of Business......................................................................40
8.15.       Intentionally Omitted....................................................................40
8.16.       Public Disclosures.......................................................................40
8.17.       Capital Expenditures.....................................................................40

SECTION 9 COLLATERAL.................................................................................41

9.01.       Grant of Lien on Collateral..............................................................41
9.02.       Subordination, Release and Re-Grant......................................................41

SECTION 10 THE NOTES.................................................................................43
10.01.      Form and Execution.......................................................................43
10.02.      Terms of the Notes.......................................................................43
   (a)      Stated Maturity..........................................................................43
   (b)      Interest.................................................................................44
10.03.      Denominations............................................................................44
10.04.      Form of Legend for the Notes.............................................................44
10.05.      Payments and Computations................................................................44
10.06.      Registration, Registration of Transfer and Exchange......................................44
   (a)      Security Register........................................................................44
   (b)      Registration of Transfer.................................................................45
   (c)      Exchange.................................................................................45
   (d)      Effect of Registration of Transfer or Exchange...........................................45
   (e)      Requirements; Charges....................................................................45
   (f)      Certain Limitations......................................................................45
10.07.      Mutilated, Destroyed, Lost and Stolen Notes..............................................45
10.08.      Persons Deemed Owners....................................................................46
10.09.      Cancellation.............................................................................46
10.10.      Home Office Payment......................................................................46

SECTION 11 EVENTS OF DEFAULT.........................................................................47

11.01.      Events of Default........................................................................47
11.02.      Remedies.................................................................................49
11.03.      Waiver of Past Defaults..................................................................50

SECTION 12 REDEMPTION................................................................................50

12.01.      Right of Redemption......................................................................50
12.02.      Partial Redemptions......................................................................50
12.03.      Notice of Redemption.....................................................................51
12.04.      Deposit of Redemption Price..............................................................51
12.05.      Notes Payable on Redemption Date.........................................................51
12.06.      Notes Redeemed in Part...................................................................51

SECTION 13 SUBORDINATION OF NOTES....................................................................52

13.01.      Obligations Subordinate to Senior Indebtedness...........................................52
13.02.      Payment Over of Proceeds Upon Dissolution, Etc...........................................52
13.03.      No Payment When Senior Indebtedness in Default...........................................53
13.04.      Payment Permitted If No Default..........................................................54
13.05.      Subrogation to Rights of Holders of Senior Indebtedness..................................54
13.06.      Provisions Solely to Define Relative Rights..............................................55
13.07.      No Waiver of Subordination Provisions....................................................55
13.08.      Reliance on Judicial Order or Certificate of Liquidating Agent...........................56
13.09.      Reliance by Holders of Senior Indebtedness on Subordination Provisions...................56
13.10.      Authority to Act for Lender..............................................................56
13.11.      Intercreditor Arrangements in Bankruptcy.................................................57
13.12.      Collateral Subordination.................................................................58

SECTION 14 SUBSIDIARY GUARANTEES.....................................................................59

14.01.      Subsidiary Guarantees....................................................................59
14.02.      Execution and Delivery of Subsidiary Guarantees..........................................60
14.03.      Guarantors May Consolidate, Etc. On Certain Terms........................................60
14.04.      Releases of Subsidiary Guarantees........................................................61
14.05.      Guarantees Subordinate to Guarantor Senior Indebtedness..................................61
14.06.      Payment Over of Proceeds Upon Dissolution, Etc...........................................62
14.07.      No Payment When Guarantor Senior Indebtedness in Default.................................63
14.08.      Payment Permitted If No Default..........................................................64
14.09.      Subrogation to Rights of Holders of Guarantor Senior Indebtedness........................64
14.10.      Provisions Solely to Define Relative Rights..............................................64
14.11.      No Waiver of Subordination Provisions....................................................65
14.12.      Reliance on Judicial Order or Certificate of Liquidating Agent...........................65
14.13.      Reliance by Holders of Guarantor Senior Indebtedness on Subordination Provisions.........65
14.14.      Limitation on Guarantor Liability........................................................66

SECTION 15 FEES, EXPENSES, INDEMNIFICATION AND TERMINATION...........................................66

15.01.      Fees and Expenses........................................................................66
15.02.      Indemnification..........................................................................67
15.03.      Survival.................................................................................67
15.04.      Termination..............................................................................67

SECTION 16 MISCELLANEOUS.............................................................................68

16.01.      Notices..................................................................................68
16.02.      Benefit of Agreement; Assignments and Participations.....................................68
16.03.      No Waiver; Remedies Cumulative...........................................................69
16.04.      Amendments, Waivers and Consents.........................................................69
16.05.      Counterparts.............................................................................69
16.06.      Reproduction.............................................................................70


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
16.07.      Headings.................................................................................70
16.08.      Governing Law; No Jury Trial.............................................................70
16.09.      Arbitration..............................................................................70
16.10.      Severability.............................................................................71
16.11.      Entirety.................................................................................71
16.12.      Survival of Representations and Warranties...............................................71
16.13.      Incorporation............................................................................71

EXHIBITS
--------

Exhibit 3.03(a)   -        Officer's Certificate
Exhibit 3.03(b)   -        Secretary's Certificate
Exhibit 3.04(a)   -        Opinions of Counsel
Exhibit A         -        Form of Balloon Note
Exhibit B         -        Form of Zero Coupon Note
Exhibit C         -        Form of Pledge Agreement
Exhibit D         -        Form of Security Agreement
Exhibit E         -        Form of Subsidiary Guarantee
Exhibit F         -        Form of Supplemental Agreement

SCHEDULES
---------

Schedule 1.1      -        Acquired Companies
Schedule 1.2      -        Acquired Subsidiaries
Schedule 1.3      -        Applicable Capital Expenditure Limit
Schedule 4.06     -        No Actions or Proceedings
Schedule 8.06     -        Transaction with Affiliates

                                 LOAN AGREEMENT

         LOAN AGREEMENT dated as of January 31, 2001, by and between Sunlink Healthcare Corp., a Delaware corporation (the "Company"), all its Subsidiaries, and NHS, Inc., a Delaware corporation (the "Lender").

                                    RECITALS

         WHEREAS, the Company and the Lender entered into that certain Stock Acquisition Agreement, dated as of January 31, 2001 (the "Stock Purchase Agreement"), pursuant to which, among other things, the Lender agreed to sell to the Company, and the Company agreed to purchase from the Lender, all of the outstanding capital stock of the Acquired Companies (as defined below);

         WHEREAS, pursuant to the Stock Purchase Agreement, the Company agreed to issue to the Lender the Original Balloon Note and the Zero Coupon Note (each as defined below) as part of the purchase price for the stock to be sold to it thereunder;

         WHEREAS, simultaneously with the execution of this Agreement, the closing of the transactions contemplated by the Stock Purchase Agreement is occurring and the parties to this Agreement are, as required by the Stock Purchase Agreement, entering into this Agreement in connection with the issuance to the Lender of the Original Balloon Note and the Zero Coupon Note;

         NOW, THEREFORE, the parties hereto agree as follows:

                                   SECTION 1

                        DEFINITIONS AND ACCOUNTING TERMS

         1.01.    Definitions.

         As used herein, the following terms shall have the meanings specified herein unless the context otherwise requires:

         "Acquired Business" means the business of the Acquired Companies.

         "Acquired Companies" means the corporations listed on Schedule 1.1 to this Agreement.

         "Acquired Subsidiaries" means the corporations listed on Schedule 1.2 to this Agreement.

         "Acquisition Indebtedness" means the following types of Indebtedness:


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                  (i)      Indebtedness assumed in connection with an Asset
                           Acquisition;

                  (ii) Indebtedness of any Person that would become a Subsidiary in connection with a Permitted Acquisition;

                  (iii) Indebtedness incurred otherwise in order to finance, or in connection with, a Permitted Acquisition.

         "Additional Balloon Notes" means additional Balloon Notes issued by the Company in lieu of cash payments of interest on the Balloon Notes in accordance with the terms of the Balloon Notes.

         "Adjusted EBITDA" means, for any period, EBITDA on a consolidated basis for such period after giving effect to all Asset Acquisitions or Stock Acquisitions consummated prior to the end of such period and the Asset Acquisition or Stock Acquisition with respect to which the calculation of Adjusted EBITDA is being prepared on a pro forma basis (as if all such acquisitions were made on the first day of such period).

         "Affiliate" means with respect to any specified Person: (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; (ii) any other Person that owns, directly or indirectly, 20% or more of such specified Person's Capital Stock or any officer or director of any such specified Person or other Person or, with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption no more remote than first cousin; or
(iii) any other Person 20% or more of the Voting Stock of which is beneficially owned or held directly or indirectly by such specified Person.

         "Agreement" means this Agreement as it may from time to time be amended or supplemented.

         "Applicable Capital Expenditure Limit" means the amounts set forth on
Schedule 1.3 to this Agreement.

         "Applicable Law" means all applicable laws, statutes, treaties, rules, codes (including building codes), ordinances, regulations, certificates, orders and licenses of, and official interpretations having the force of law by, any Governmental Authority and judgments, decrees, injunctions, writs, permits, or orders of any Governmental Authority (including ERISA, any Environmental Law and any laws pertaining to health or safety) applicable to the Company, any of its Subsidiaries or any of their property or operations.

         "Asset Acquisition" means a purchase, lease or other acquisition of (a) all or substantially all of the assets of any Person, (b) a division or business of any Person or (c) assets that are substantial in relation to the Company and its Subsidiaries taken as a whole.

         "Asset Sale" means, except as provided in the next sentence, (A) any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or Sale and Leaseback Transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of: (i) any Capital Stock of any Subsidiary;


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

(ii) all or substantially all of the properties and assets of any division or line of business of the Company or its Subsidiaries (including, without limitation, any hospital owned or operated by the Company or any of its Subsidiaries); or (iii) any other properties or assets of the Company or any Subsidiary (including, without limitation, any hospital owned or operated by the Company or any of its Subsidiaries) other than in the ordinary course of business, or (B) any public offering of any debt or equity securities issued by the Company or any of its Subsidiaries. For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties and assets (a) that is governed by the provisions described under Section 8.11; (b) that is by the Company to any Subsidiary that is a Guarantor, or by any Subsidiary to the Company or any Subsidiary that is a Guarantor in accordance with the terms of this Agreement, (c) that is of obsolete or worn out equipment, inventory or other assets in the ordinary course of business, (d) the Fair Market Value of which does not exceed $100,000 per year, (e) consists of the sale of Capital Stock of a Subsidiary that does not result in a "Change of Control" in such Subsidiary (such defined term being used for purposes of this definition only as if all references therein to the Company were instead to the applicable Subsidiary), or (f) Non-Essential Real Property.

         "Asset Sale Offer" is defined in Section 7.09(a).

         "Asset Sale Offer Payment Date" is defined in Section 7.09(b).

         "Assignment, Assumption and Indemnification Agreement" has the meaning set forth in the Stock Purchase Agreement.

         "Average Life to Stated Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

         "Authorized Financial Officer" of any Person means the chief financial officer, chief accounting officer or controller of such Person.

         "Balloon Note" means any 8.5% Senior Subordinated Note Due 2006 to be issued by the Company to the Lender or any Noteholder under this Agreement, which note shall be in substantially the form annexed to this Agreement as Exhibit A.

         "Bankruptcy Law" means Title 11 of the United States Code or any similar federal or state bankruptcy, insolvency, reorganization or other law for the relief of debtors.

         "Board of Directors" means the Board of Directors of the Company or a Subsidiary of the Company, as the case may be, or any authorized committee of such Board of Directors.

         "Bridge Lenders" means Fulcrum Advisory LLC, Geneva Associates Merchant Banking Partners I, L.L.C., and Cimco, L.L.C., and each of their respective successors and assigns, and Fulcrum Advisory LLC in its capacity as agent for such Persons, and its successors and assigns in such capacity.


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

         "Bridge Loan Documents" means the Loan Agreement dated of even date herewith among the Company, the Lenders party thereto from time to time and Fulcrum Advisory LLC, as agent for such Lenders, and each agreement and other document executed in connection therewith from time to time (as such agreements and other documents may be amended, supplemented, restated, extended, or otherwise modified from time to time).

         "Business Day" means any day other than a Legal Holiday.

         "Capital Expenditure" means, for any period, with respect to any Person, any expenditure by such Person for the acquisition or leasing of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements) which are required to be capitalized under GAAP consistently applied.

         "Capital Stock" means, (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such Person; (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person; and (iii) any rights, warrants or options exchangeable for or convertible into any of the foregoing.

         "Capitalized Lease Obligation" means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of this Agreement, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP consistently applied.

         "Cash Equivalents" means, at any time, (i) any evidence of Indebtedness with a maturity of not more than one year issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of not more than one year of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (iii) commercial paper with a maturity of not more than one year issued by a corporation that is not an Affiliate of the Company organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by Standard & Poor's Corporation or at least P-1 by Moody's Investors Service, Inc.; and (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) above entered into with any financial institution meeting the qualifications specified in clause (ii) above.

         "Change of Control" means the occurrence of any of the following events (whether or not approved by the Board of Directors of the Company): (i) any "person" or "group" (as such terms are used in Sections 13(d) and 4(d) of the Exchange Act), other than the Parent, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), of 50% or more of the total voting power of the then outstanding Voting Stock of the Company;


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

provided, however, that any "person" or "group" (as such terms are used in Sections 13(d) and 4(d) of the Exchange Act) being or becoming the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), of 50% or more of the total voting power of the then outstanding Voting Stock of the Parent, excluding the effect of any change in beneficial ownership caused by the sale of equity securities (A) offered to the public and registered under the Securities Act or
(B) sold in transactions exempt from registration to Persons who, after giving effect to such change, individually or as member of a group acting in concert, do not control the Company, shall not in and of itself be a Change of Control for purposes of this definition; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such board or whose nomination for election by the stockholders of the Company was approved by a vote of more than 50% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such Board of Directors then in office; (iii) the Company consolidates with or merges with or into any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its direct or indirect assets to any Person, or any corporation consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where (A) no "person" or "group," other than the Parent, owns immediately after such transaction, directly or indirectly, 50% or more of the total voting power of the then outstanding Voting Stock of the surviving corporation and (B) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the total voting power of the then outstanding Voting Stock of the surviving corporation immediately after such transaction; or (iv) any order, judgment or decree shall be entered against the Company decreeing the dissolution or split up of the Company and such order shall remain undischarged or unstayed for a period in excess of sixty days.

         "Change of Control Offer" is defined in Section 7.08(a).

         "Change of Control Payment" is defined in Section 7.08(a).

         "Change of Control Payment Date" is defined in Section 7.08(b).

         "Closing Time" is defined in Section 2.02.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

         "Collateral" is defined in Section 9.01(a).

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this

Agreement such Commission is not existing and performing the duties now assigned to it under the Exchange Act, the body performing such duties at such time.

         "Company" shall have the meaning assigned in the preamble to this Agreement and its successors and permitted assigns.

         "Consolidated" or "consolidated" (including the correlative term "consolidation") or on a "consolidated basis", when used with reference to any financial term in this Agreement (but not when used with respect to any Tax Return or tax liability), means the aggregate for two or more Persons of the amounts signified by such term for all such Persons, with inter-company items eliminated and, with respect to net income or earnings, after eliminating the portion of net income or earnings properly attributable to minority interests, if any, in the capital stock of any such Person or attributable to shares of preferred stock of any such Person not owned by any other such Person, in accordance with GAAP.

          "Consolidated Interest Expense" means, for any period, with respect to any Person, the total interest expense of that Person for such period, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Subsidiaries during such period, (a) interest expense attributable to capital leases, (b) amortization of debt discount and debt issuance cost, including commitment fees, (c) capitalized interest, (d) non-cash interest expense (other than with respect to the Notes), (e) commissions, discounts and other fees and charges owed with respect to letters of credit and banker's acceptance financing, (f) net costs associated with Hedging Obligations (including amortization of fees), (g) interest incurred in connection with investments in discontinued operations and (h) interest accruing on Indebtedness of any other Person to the extent such interest is guaranteed by the Company or any Subsidiary of the Company.

         "Consolidated Net Income" shall mean, with respect to any Person, for any period, net income or loss of that Person for such period, as determined on a consolidated basis in accordance with GAAP, provided that there shall in any event be excluded (a) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Company or any Subsidiary or the date that person's assets are acquired by the Company or any Subsidiary, (b) any gain or loss realized upon any Asset Sale, provided that any tax benefit or tax liability resulting therefrom shall also be excluded in calculating such Consolidated Net Income, (c) any extraordinary gain or loss, provided that any tax benefit or tax liability resulting therefrom shall also be excluded in calculating such Consolidated Net Income, (d) the cumulative effect of a change in accounting principles and (e) any non-cash compensation expense realized for grants of performance shares, stock options or other stock awards to officers, directors and employees of the Company or the Subsidiaries of the Company.

         "Consolidated Net Worth" with respect to any Person means the equity of the holders of Capital Stock of such Person and its Subsidiaries (excluding any Redeemable Capital Stock), as reflected in a balance sheet of such Person determined on a consolidated basis.

         "Contract" is defined in Section 4.05.


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

         "control" (including, without limitation, the terms "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of securities, by contract, or otherwise.

         "Custodian" means any custodian, receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

         "Default" means any event, act or condition that is, or with the giving of notice, lapse of time or both would constitute an Event of Default.

         "Designated Senior Indebtedness" means (x) all Senior Indebtedness owed to any Bridge Lender, and (y) all Senior Indebtedness of the Company or any Guarantor which both (i) either (A) at the time of determination is in an amount equal to or in excess of $2,500,000 or (B) at the time of determination is in an amount equal to or in excess of $750,000 if at any time during its term it was in an amount equal to or in excess of $2,500,000 (it being agreed that for purposes of the measurements under this clause (i), any revolving credit facility shall be deemed to be in the amount that is available for drawdown at the time of such measurement), and (ii) is specifically designated in the instrument governing such Senior Indebtedness as "Designated Senior Indebtedness" by the Company or such Guarantor, as the case may be.

         "Disclosure Schedule" means all numbered Schedules to this Agreement.

         "EBITDA " means, for any period, an amount equal to, for the applicable Person, (a) the sum of Consolidated Net Income for such period, plus, without duplication and to the extent deducted from revenues in determining Consolidated Net Income for such period: (i) the provision for taxes based on income or profits or utilized in computing net loss, (ii) Consolidated Interest Expense,
(iii) depreciation, (iv) amortization, (v) any other non-cash charges (other than any such non-cash charges to the extent that it represents an accrual of or reserve for cash expenditures in any future period), and (vi) non-recurring costs associated with Asset Acquisitions and/or Stock Acquisitions minus (b) all non-cash gains included in Consolidated Net Income for such period (other than any such non-cash gains to the extent that it will result in the receipt of cash payments in any future period).

         "Enforceability Exceptions" means, with respect to any specified obligation, any limitations on the enforceability of such obligation due to bankruptcy, insolvency, reorganization, moratorium, and other similar laws of general applicability relating to or affecting creditors' rights or general equity principles (other than, in any such case, any Federal or state laws relating to fraudulent transfers).

         "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or written agency interpretation, policy or guidance that has the force and effect of law relating to pollution or protection of the environment, public health and safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

         "Event of Default" is defined in Section 11.01.

         "Excess Proceeds" is defined in Section 8.05(b).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

         "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length transaction, for cash, between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the Board of Directors of the Company or the applicable Subsidiary of the Company acting in good faith evidenced by a board resolution thereof delivered to the Noteholders.

         "GAAP" means, at any date of determination, generally accepted accounting principles in effect in the United States which are applicable at the date of determination and which are consistently applied for all applicable periods.

         "Governmental Authority" means (a) the government of the United States or any State or other political subdivision thereof, (b) any government or political subdivision of any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary or (c) any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to, any such government.

         "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit. A guarantee shall include, without limitation, any agreement to maintain or preserve any other Person's financial condition or to cause any other Person to achieve certain levels of operating results.

         "Guarantee Payment" is defined in Section 14.06.

         "Guarantor Payment Blockage Period" is defined in Section 14.07.

         "Guarantor Proceeding" is defined in Section 14.06.

         "Guarantor Senior Non-Payment Default" is defined in Section 14.07.

         "Guarantor Senior Payment Default" is defined in Section 14.07.

         "Guarantors" means any Subsidiary which becomes a guarantor of the Notes, including any Person that executes or is required after the Closing Time to execute a guarantee of the Notes pursuant to Section 8.13 until a successor replaces such party pursuant to the applicable provisions of this Agreement and, thereafter, shall mean such successor.

         "Hedging Obligations" means, with respect to any Person, the net payment obligations of such Person under (a) Interest Rate Agreements and (b) other agreements or arrangements entered into in order to protect such Person against fluctuations in commodity prices, interest rates or currency exchange rates.

         "Incur" is defined in Section 8.04(a).

         "Indebtedness" means, with respect to any Person, without duplication,
(a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed (the amount of any such Indebtedness being deemed to equal the Fair Market Value of such property), (g) all guarantees by such Person of Indebtedness of others (the amount of any such Indebtedness being deemed to equal the maximum amount for which such Person could be liable), (h) all Capitalized Lease Obligations of such Person, (i) all net Hedging Obligations of such Person and (j) all obligations of such Person as an account party in respect of letters of credit and banker's acceptances (other than trade letters of credit). The Indebtedness of any Person shall include the Indebtedness of any partnership in which such person is a general partner.

         "Indemnified Person" is defined in Section 15.02.

         "Institutional Investor" means (a) any original Lender of a Note and any transferee that is an Affiliate of any original Lender, (b) any holder of a Note holding more than 25% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company or investment fund, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form organized under the laws of the United States or a State thereof, with capital and surplus in excess of $50,000,000.

         "Interest Payment Date" with respect to any Balloon Note, has the meaning set forth in Exhibit A to this Agreement, and with respect to any Zero Coupon Note, has the meaning set forth in Exhibit B to this Agreement.

         "Interest Rate Agreements" means one or more of the following agreements which shall be entered into by one or more financial institutions: obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount or any other arrangement involving payments by or to such Person based upon fluctuations in interest rates (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

         "Investment" means, with respect to any Person, any direct or indirect advance, loan or other extension of credit (including by means of a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others or otherwise), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP. Investments shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices. Any Hedging Obligation or similar agreement shall constitute an Investment.

         "Junior Creditors" is defined in Section 13.01.

         "Junior Indebtedness" is defined in Section 13.01.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If any payment date in respect of the Notes is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         "Lien" means any mortgage or deed of trust, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, deposit arrangement, or preference or priority or other encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), of any nature whatsoever, whether real, personal or mixed, movable or immovable, now owned or hereafter acquired. A Person shall be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

         "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, condition (financial or otherwise), assets, property, or results of operations of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company or any Subsidiary to perform any of its material obligations under any of the Transaction Documents, or (c) the validity or enforceability (i) of any Security Document or (ii) against the Company or any Subsidiary of any material obligation under the Transaction Documents.

         "Material Contracts" means any agreements, contracts or arrangements between the Company or its Subsidiaries, on the one hand, and any third parties, on the other, that are material to the business, operations, affairs, condition (financial or otherwise), properties, assets, prospects or results of operations of the Company and its Subsidiaries, taken as a whole.

         "Maturity," when used with respect to any Note, means the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise (including in connection with any offer to purchase that this Agreement requires the Company to make).

         "Multiemployer Plan" means a multiemployer plan as defined in Section 4001 (a)(3) of ERISA.

         "Net Cash Proceeds" means (a) with respect to any Asset Sale by any Person, the proceeds thereof (without duplication) in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Subsidiary) net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of legal counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than the Company or any Subsidiary) owning a beneficial interest in or having a Lien on the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Company or any Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale (provided that the amount of any such reserves shall be deemed to constitute Net Cash Proceeds at the time such reserves shall have been released or are not otherwise required to be retained as a reserve) and (b) with respect to any issuance or sale of Capital Stock or Subordinated Indebtedness, the proceeds of such issuance or sale in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Subsidiary), net of attorney's fees, accountant's fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

         "New Senior Indebtedness" is defined in Section 9.02(b).

         "Non-Essential Real Property" means real property of the Company or any Subsidiary that (i) is not itself, or a part of, any building that is a hospital or the land immediately under any such building or a parking facility for any such building (unless, in the case of any such parking facility, contemporaneously with the applicable Asset Sale, such parking facility is replaced or a binding agreement is entered into for its replacement within 30 days of the applicable Asset Sale), (ii) the loss of use of which by the Company and its Subsidiaries in the ordinary course would not have a material adverse affect on the operations of any hospital or the Companies and its Subsidiaries taken as a whole, and (iii) that is not material to the Company and its Subsidiaries taken as a whole.

         "Noteholder" means a Person in whose name a Note is registered on the Security Register; provided, however, that for the purposes of Section 13 and
Section 14 hereof, "Noteholder" includes any obligee with respect to any Note or any Indebtedness evidenced thereby, whether or not registered on the Security Register.

         "Notes" means the Zero Coupon Note and any Balloon Note issued in accordance with this Agreement or any such Note.

         "Notes Payment" is defined in Section 13.02.

         "Notice of Default" is defined in Section 11.01(c).

         "Objecting Senior Lender" is defined in Section 9.02(b).

         "Obligations" means the principal of, and premium and interest, on the Notes and all other liabilities or other obligations of the Company or any other Guarantor to the Noteholders under the Notes, this Agreement and the other Transaction Documents.

         "Offer Amount" is defined in Section 7.09(b).

         "Officer" means, with respect to any Person, the President, Chief Executive Officer, Chief Financial Officer or the Controller of such Person.

         "Officers' Certificate" means, with respect to any Person, a certificate signed by two Officers of such Person; provided, however, that every Officers' Certificate with respect to compliance with a covenant or condition provided for in this Agreement shall include (i) a statement that the Officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto and
(ii) a statement as to whether, in the opinion of the signers, such conditions have been complied with.

         "Original Balloon Note" means the Balloon Note to be issued by the Company to the Lender on the date of this Agreement in the original principal amount of $17,000,000 as the same may be amended or reissued from time to time in accordance with this Agreement.

         "Original Zero Coupon Note" means the Zero Coupon Note to be issued by the Company to the Lender on the date of this Agreement in the amount of $2,000,000 as the same may be amended or reissued from time to time in accordance with this Agreement.

         "outstanding," when used with respect to the Notes, means, as of the date of determination, all Notes theretofore executed and delivered under this Agreement, except:

                  (i) Notes theretofore canceled by the Company or delivered to the Company for cancellation;

                  (ii) Notes for whose payment or redemption money in the necessary amount has been theretofore set aside by the Company with a third party in trust for the holders of such Notes; provided that if such Notes are to be redeemed, notice of such redemption has been duly given as provided in this Agreement; and

                  (iii)    Notes which have been issued pursuant to Section
         10.08 or in exchange for or in lieu of which other Notes have been executed and delivered pursuant to this Agreement, other than any such Notes in respect of which there shall have been presented to the Company proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding. Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the reasonable satisfaction of the Required Holders the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

         "Parent" means Krug International Corp., a Delaware corporation.

         "Payment Blockage Period" is defined in Section 13.03.

         "Payment Default" is defined in Section 11.01(f).

         "Permits" means all licenses, permits, certificates of need, approvals and authorizations from all Governmental Authorities required to lawfully conduct the business of the Company and its Subsidiaries.

         "Permitted Acquisition" means an Asset Acquisition or a Stock Acquisition which in either case satisfies each of the following conditions:

                  (a) the Lender and each Noteholder shall receive at least 30 days prior written notice of such proposed Permitted Acquisition, which notice shall include a description in reasonable detail of such proposed Permitted Acquisition including, without limitation, financial statements of the Target (or to the extent reasonably feasible, the division, assets or business proposed to be acquired), a brief description of the business rationale of such acquisition, and a certification on behalf of the Company that such proposed acquisition constitutes a Permitted Acquisition together with the applicable calculations substantiating such certification;

                  (b) with respect to any single acquisition or series of related acquisitions, at least 75% of the revenues of the subject of such acquisition or series of related acquisitions for the four fiscal quarters most recently ended shall be attributable to operations located in the United States;

                  (c) in the case of an Asset Acquisition, such assets shall comprise a healthcare provider business (or assets of such a business) or a business (or assets of such a business) which is a related or complementary to the business of the Company and its Subsidiaries; and in the case of a Stock Acquisition, the business of the Target shall be the provision of healthcare, or which is a related or complementary business to that of the Company and its Subsidiaries; provided, however, that no such acquisition would require the Lender or any Noteholder to obtain regulatory or third party approvals in connection with the exercise of its rights and remedies under this Agreement or the Notes other than approvals required for the exercise of such rights and remedies with respect to the Company prior to such Permitted Acquisition;

                  (d) in the case of a Stock Acquisition, after giving effect thereto, the Target will either be merged with and into the Company, or shall be a Wholly Owned Subsidiary of the Company; provided, however, that management and pre-acquisition holders of the Equity Interests of the Target may own up to 49% in the aggregate of the Equity Interests of such Subsidiary following such Permitted Acquisition;

                  (e) in the case of a Stock Acquisition, such Permitted Acquisition shall be consensual and shall have been approved by the Target's board of directors;

                  (f) no additional Indebtedness, guarantees, or other liabilities shall be incurred, assumed or otherwise be reflected on a consolidated balance sheet of the Company after giving effect to such Permitted Acquisition, except (i) Indebtedness and operating leases permitted under Section 8.04, (ii) ordinary course trade payables and accrued expenses and reserves of the Target and (iii) accrued acquisition expenses of the Company related to the Permitted Acquisition;

                  (g) the sum of all amounts paid or payable in connection with all Permitted Acquisitions (including all transaction costs and all Indebtedness and guarantees and other contingent obligations incurred or assumed in connection therewith (whether or not reflected on a consolidated balance sheet of the Company) after giving effect to the Permitted Acquisition) shall not exceed the following amount in the aggregate:

                           (x) from the date of the first issuance of the Notes until the expiration of the PIK Period, $5,000,000; provided, however, that with respect to any such proposed Permitted Acquisition, all Acquisition Indebtedness shall qualify as Senior Indebtedness under clause (i) of the definition thereof and shall be applied against the basket set forth in clause (i) of that definition;

                           (y) if the PIK Period expires prior to January 1, 2003, then from the date of the first issuance of the Notes until January 1, 2003, a cumulative total of $10,000,000; provided, however, that with respect to any proposed Permitted Acquisition, the Permitted Acquisition Test Ratios are satisfied;

                           (z) from January 1, 2003 until the indefeasible payment in full in cash of the entire principal amount of the Notes and all accrued interest thereon, an additional $25,000,000; provided, however, that with respect to any proposed Permitted Acquisition, the Permitted Acquisition Test Ratios are satisfied;

                  (h) the business and assets acquired in such Permitted Acquisition shall be free and clear of all Liens (other than Liens permitted under Section 8.08);

                  (i) at the time of such Permitted Acquisition and after giving effect thereto, (A) no Default of the type referenced in Section 11.01(a), (b) or (h) or Event of Default shall have occurred and be continuing or (B) there shall have not occurred and be continuing a default under Sections 7.08, 7.09, 8.02, 8.04(a), 8.05, 8.09(b) or
         8.13.

         Notwithstanding the immediately preceding clauses (a) through (i), an Asset Acquisition or a Stock Acquisition will be deemed a Permitted Acquisition if approved in writing by the Lender or the Required Holders.

         "Permitted Acquisition Test Ratio" means with respect to any given proposed Permitted Acquisition that:

                  (a) the ratio of all Acquisition Indebtedness that is Senior Indebtedness and is to be incurred in connection with or as a result of such proposed Permitted Acquisition to EBITDA generated by the subject of such proposed Permitted Acquisition shall not be more than 3.5:1; and

                  (b) the ratio of Adjusted EBITDA for the Company and its consolidated Subsidiaries for the twelve-month period ending on the anticipated date of the proposed Permitted Acquisition, on a pro forma basis after giving effect to such proposed Permitted Acquisition, to Consolidated Interest Expense for the same period, on a pro forma basis after giving effect to such proposed Permitted Acquisition, shall not be less than 2.5:1; and

                  (c) if the Average Life to Stated Maturity of any Acquisition Indebtedness to be incurred in connection with the proposed Permitted Acquisition shall be less than the Average to Stated Maturity of the Notes, then immediately after giving effect to the proposed acquisition, the total Indebtedness of the Companies and its Subsidiaries on a consolidated basis divided by the sum of the total Indebtedness of the Companies and its Subsidiaries on a consolidated basis and Consolidated Net Worth of the Company and its Subsidiaries shall not be greater than 0.75.

         "Permitted Indebtedness" is defined in Section 8.04(b)

         "Permitted Investments" means (a) any Investment by the Company or any Subsidiary of the Company in the Company or in a Wholly Owned Subsidiary of the Company that is a Guarantor; (b) any Investment in cash and Cash Equivalents;
(c) any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Subsidiary of the Company and a Guarantor or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Subsidiary of the Company that is a Guarantor; (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the provisions of Section 8.05 hereof; (e) loans and advances to employees and officers of the Company and its Subsidiaries in the ordinary course of business not to exceed $50,000 at any one time outstanding; (f) investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (g) Investments represented by Hedging Obligations; (h) Investments existing at the Closing Time after giving effect to the Transaction; and (i) Investments in Permitted Acquisitions to the extent not otherwise permitted by clauses (a), (c) or (e) above.

         "Permitted Liens" means (i) Liens securing Senior Indebtedness or Liens securing the Notes and the Subsidiary Guarantees; (ii) Liens in favor of the Company; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company; provided, however, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company; provided, however, that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens existing on the date of this Agreement; (vi) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (A) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (B) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary; and (vii) Liens securing Indebtedness incurred to refinance outstanding Indebtedness; provided, however, that any such Lien does not extend to or cover any property or assets than the property and assets securing the Indebtedness so refinanced.

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "PIK Period" means the period commencing on the date that the Original Balloon Note is first issued and ending upon the earlier to occur of: (i) at 12:01 am on February 1, 2003 and (ii) the payment in cash in full of the entire outstanding principal amount of all Additional Balloon Notes and all accrued but unpaid interest thereon.

         "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Pledge Agreement" means the Pledge Agreement in the form annexed hereto as Exhibit C, pursuant to which, among other things, the Company and each Subsidiary pledges to the Lender, as security for the performance of the Obligations, all the outstanding Capital Stock of any Subsidiary owned by it.

         "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note.

         "Proceeding" is defined in Section 13.02.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "PUHCA" is defined in Section 4.08.

         "Purchase Money Obligation" means Indebtedness of a Person incurred in the normal course of business of such Person for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement of any property.

         "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

         "Redeemable Capital Stock" means any class or series of Capital Stock to the extent that, either by its terms, by the terms of any security into which it is convertible or exchangeable, or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to any Stated Maturity of the principal of any of the Notes or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity.

         "Redemption Date," when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Agreement.

         "Redemption Price," when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Agreement.

         "Regular Record Date" is defined in Section 10.05.

         "Required Holders" means Noteholders holding more than 51% of the aggregate principal amount of outstanding Notes.

         "Restricted Payments" is defined in Section 8.02.

         "Rule 144" means Rule 144 under the Securities Act (or any successor provision), as it may be amended from time to time.

         "Securities Act" mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

         "Security Agreement" means the Security Agreement in the form annexed hereto as Exhibit D, pursuant to which, among other things, the Company and each Subsidiary grants the

Lender a security interest in all its assets and properties, as security for the performance of the Obligations.

         "Security Document" means agreement, instrument or other document executed and delivered pursuant to this Agreement in connection with the granting or perfection of the security interests to be granted pursuant to
Section 9 of this Agreement.

         "Security Register" has the meaning given to such term in Section 10.06(a).

         "Senior Indebtedness" means, with respect to the Company or any Guarantor, the principal of, premium, if any, interest on and any other amount payable with respect to any Indebtedness of the Company or such Guarantor, as the case may be, that is owing to a Person who is not the Company, its Subsidiaries or any of their respective Affiliates and either (i) is in an aggregate amount (when added to the amount of all other Senior Indebtedness qualifying as such under this clause (i) for the Company and all Guarantors) of not more than $15,000,000, is owed to one or more banks, insurance companies, mutual funds or other financial or lending institutions that make loans to Persons such as the Company and its Subsidiaries in the ordinary course of their business under or in connection with any credit arrangement (including, without limitation, the Bridge Lenders), secured by the assets of the Company or such Guarantor, identified in the documentation of such credit arrangement as "Senior Indebtedness," and is not Acquisition Indebtedness (other than Acquisition Indebtedness of the type referred to in sub-clause (x) of clause (g) of the definition of Permitted Acquisition), or (ii) is Acquisition Indebtedness incurred in connection with or as a result of a Permitted Acquisition other than
(A) Acquisition Indebtedness of the type referred to in sub-clause (x) of clause
(g) of the definition of Permitted Acquisition and (B) Acquisition Indebtedness that would qualify as Subordinated Indebtedness and is expressly stated in the instrument evidencing the same to be Subordinated Indebtedness, as such Indebtedness, in the case of clause (i) or (ii), may be amended, supplemented, modified, refinanced or replaced from time to time; provided, however, no Acquisition Indebtedness that is amended, supplemented, modified, refinanced or replaced with the effect that the principal thereof is increased, to the extent of such increase in principal, shall continue to be Senior Indebtedness unless, at and as of the time of such amendment, supplement, modification, refinancing or replacement, the Permitted Acquisition Test Ratios are satisfied with respect to the Permitted Acquisition to which such Acquisition Indebtedness relates. Without in any way affecting the foregoing, the following shall not constitute Senior Indebtedness: (i) Indebtedness evidenced by the Notes or the Subsidiary Guarantees, (ii) Indebtedness that is subordinate or junior in right of payment to any Indebtedness of the Company or any Guarantor, (iii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company or any Guarantor,
(iv) Indebtedness which is represented by Redeemable Capital Stock, (v) Indebtedness for goods, materials or services purchased in the ordinary course of business or Indebtedness consisting of trade payables or other current liabilities (other than any current liabilities owing under this Agreement or the current portion of any long-term Indebtedness which would constitute Senior Indebtedness but for the operation of this clause (v)), (vi) Indebtedness of or amounts owed by the Company or any Guarantor for compensation to employees or for services rendered to the Company or such Guarantor, (vii) any liability for federal, state, local or other taxes owned or owing by the Company or any Guarantor, (viii) Indebtedness of the Company or any Guarantor to a Subsidiary of the Company, and

(ix) that portion of any Indebtedness which at the time of issuance is issued in violation of this Agreement.

         "Senior Non-Payment Default" is defined in Section 13.03.

         "Senior Payment Default" is defined in Section 13.03.

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

         "Stated Maturity" means, with respect to any Note or any installment of interest thereon, the dates specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness or any installment of interest is due and payable.

         "Stock Acquisition" means an acquisition of Capital Stock in any Person.

         "Stock Purchase Agreement" has the meaning set forth in the recitals to this Agreement.

         "Stock Purchase Closing" means the "Closing", which for purposes of this definition only shall have the meaning set forth in the Stock Purchase Agreement.

         "Subordinated Indebtedness" means, with respect to the Company, Indebtedness of the Company which is expressly subordinated in right of payment to the Notes or, with respect to any Subsidiary, Indebtedness of such Subsidiary which is expressly subordinated in right of payment to the Subsidiary Guarantee of such Subsidiary, and in each case, on terms no less favorable to the holders of Notes as the Notes are subordinated to permitted Senior Indebtedness pursuant to Section 13 this Agreement; provided, however, that Indebtedness that (i) provides for a maturity that is earlier than the day after the maturity of the Balloon Notes and/or (ii) requires any payment to be made in respect of the principal thereof at any time prior to the day after the maturity of the Balloon Notes, shall not qualify as Subordinated Indebtedness.

         "Subsidiary" means, with respect to any Person, (a) any corporation of which the outstanding shares of Voting Capital Stock having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such Person, (b) any other Person of which at least a majority of the shares of voting Capital Stock are at the time, directly or indirectly, owned by such first named Person or (c) an Affiliates controlled by such Person, directly or indirectly.

         "Subsidiary Guarantees" means all guarantees in substantially the form annexed to this Agreement as Exhibit E to be issued pursuant to this Agreement.

         "Successor Company" is defined in Section 8.11.

         "Target" means the issuer of the Capital Stock which is the subject of a proposed Permitted Acquisition.

         "Tax Returns" means all reports and returns required to be filed on, before or after the Closing Time with respect to the Taxes of the Company including, without limitation, consolidated federal income tax returns of the Company.

         "Taxes" means all federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes imposed on the income, properties or operations of the Company and its Subsidiaries, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

         "Transaction Documents" means collectively, this Agreement, the Notes, the Security Agreement, the Pledge Agreement, Stock Purchase Agreement, the Assignment, Assumption and Indemnification Agreement and all agreements, certificates, instruments, financial and other statements and other documents made or delivered in connection herewith and therewith.

         "Transactions" means the transactions contemplated by the Transaction Documents.

         "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

         "Wholly Owned Subsidiary" means any Subsidiary of which 100% of the outstanding Capital Stock is owned by the Company and/or another Wholly Owned Subsidiary.

         "Zero Coupon Note" means any Zero Coupon Senior Subordinated Note Due 2004 to be issued by the Company to the Lender under this Agreement, which note shall be in substantially the form annexed to this Agreement as Exhibit B.

         1.02.    Computation of Time Periods.

         For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

         1.03.    Accounting Terms.

         Accounting terms used but not otherwise defined herein shall have the meanings provided, and be construed in accordance with, GAAP.

                                    SECTION 2

                       AUTHORIZATION AND ISSUANCE OF NOTES

         2.01.    Authorization of Issuance.

         The Company has authorized (i) the issuance of $17.0 million aggregate principal amount of the Balloon Notes for original issuance hereunder and an additional aggregate principal amount of the Notes to be issued as Additional Balloon Notes through December 31, 2002, if necessary, and (ii) the issuance of a Original Zero Coupon Note in the face amount of $2,000,000.

         2.02.    Closing.

         The issuance of the Original Zero Coupon Note and the Original Balloon Note pursuant to this Agreement shall occur at the offices of Proskauer Rose LLP, 1585 Broadway, New York, NY 10036-8299, simultaneously with, and as part of, the Stock Purchase Closing (such time and date being herein called the "Closing Time"). At the Closing Time, the Company will deliver to the Lender the Zero Coupon Note and the Original Balloon Note dated the Closing Time and registered in the Lender's name.

                                    SECTION 3

                              CONDITIONS TO CLOSING

         The Lender's obligation to consummate the transactions contemplated herein at the Closing Time is subject to the satisfaction or waiver by the Lender prior to or at the Closing Time of each of the conditions specified below in this Section 3:

         3.01.    Representations and Warranties.

         Each of the representations and warranties of the Company in this Agreement and in each of the other Transaction Documents shall be true and correct in all material respects when made and at and as of the Closing Time as if made on and as of the Closing Time.

         3.02.    Performance; No Default under Other Agreements.

         The Company shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement and each of the other Transaction Documents required to be performed or complied with by it prior to or at the Closing Time, and after giving effect to the issuance of the Notes and the other Transactions no Default or Event of Default shall have occurred and be continuing and no default or event of default shall have occurred and be continuing under any of the other Transaction Documents.

         3.03.    Compliance Certificates.

         (a)      Officers' Certificate.

         The Company shall have delivered to the Lender an Officers' Certificate, dated the Closing Time, in the form of Exhibit 3.03(a) hereto, certifying that the conditions specified in this Section 3 have been fulfilled.

         (b)      Secretary's Certificate.

         The Company shall have delivered to the Lender a certificate in the form of Exhibit 3.03(b) hereto certifying as to the Company's certificate of incorporation, bylaws and resolutions attached thereto, and the incumbency and signatures of certain officers of the Company.

         3.04.    Opinions of Counsel.

         The Lender shall have received the favorable opinions in form and substance satisfactory to it, dated the Closing Time, from (i) Smith, Gambrell & Russell, LLP, substantially in the form set forth in Exhibit 3.04(a) and as to such other matters as the Lender may reasonably request.

         3.05.    Proceedings and Documents.

         All corporate and other proceedings in connection with the Transactions and the other transactions contemplated by this Agreement and the other Transaction Documents, and all documents and instruments incident to such transactions and the terms thereof, shall be reasonably satisfactory to the Lender and Proskauer Rose LLP, counsel for the Lender, and the Lender and Proskauer Rose LLP, shall have received all such counterpart originals or certified or other copies of such documents as it or they may reasonably request.

         3.06.    Transaction Documents in Force and Effect; Information.

         (a)      Transaction Documents.

         The Lender shall have received true and correct copies of all Transaction Documents and (i) such documents (A) shall have been duly executed and delivered by the parties thereto, (B) shall be in form and substance reasonably satisfactory to the Lender and (C) shall be valid and legally binding obligations of the parties thereto enforceable against each of them in accordance with its respective terms, subject to the Enforceability Exceptions and (ii) there shall have been no material amendments, alterations, modifications or waivers of any provision thereof since the date of this Agreement.

         (b)      Accuracy of Information.

         Except for any financial projections concerning the Acquired Business that have been prepared by the Company and its representatives, all information furnished by the Company and its representatives to the Lender on or prior to the Closing Time with respect to the business, operations, affairs, condition (financial or otherwise), assets, property, prospects or results of operations of the Company shall be accurate and complete in all material respects.

         3.07. No Violation; No Legal Constraints; Consents, Authorizations and Filings, etc.

         (a) The consummation by the Company of the Transactions shall not contravene, violate or conflict with any Applicable Law, except for violations which, individually or in the aggregate, do not and would not have a Material Adverse Effect.

         (b) All consents, authorizations and filings, if any, required in connection with the execution, delivery and performance by the Company of the Transaction Documents to which it is a party shall have been obtained or made and shall be in full force and effect, except for such consents, authorizations and filings the failure of which to obtain or make, individually or in the aggregate, do not and would not have a Material Adverse Effect.

         (c) There shall be no inquiry, injunction, restraining order, action, suit or proceeding pending or entered or any statute or rule proposed, enacted or promulgated by any Governmental Authority or any other Person which, in the opinion of the Lender, (i) individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect or which seeks to enjoin or seek damages against the Company or Lender as a result of the Transactions, including the issuance of the Note, or (ii) relates to any of the Transactions and has or will have a Material Adverse Effect on the Lender or
(iii) alleges liability on the part of the Lender in connection with this Agreement, any other Transaction Documents or the Transactions or any of the other transactions contemplated hereby or thereby or (iv) would bar the issuance of the Notes in accordance with the terms of this Agreement and the other Transaction Documents.

                                    SECTION 4

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Lender as of the date hereof that:

         4.01.    Due Incorporation; Power and Authority.

         The Company (a) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, other than any failures to so qualify or to be in good standing which, individually or in the aggregate, have not had and would not have a Material Adverse Effect, (c) has all requisite corporate power and authority to own, lease and operate its properties and to conduct its businesses as they are currently conducted, and
(d) has all requisite corporate power and authority to enter into and perform its obligations under each of the Transaction Documents to which it is a party.

         4.02.    Formation of the Company.

         The Company is a Wholly Owned Subsidiary of the Parent, formed solely for the purpose of entering into and consummating the Transactions. The Company has not prior to the Closing Time had any operations, assets or liabilities of any nature whatsoever except (a) as arise in connection with the Stock Purchase Agreement, (b) under agreements between the Company and certain consultants, accountants and counsel for consulting, accounting and legal services in connection with the transactions contemplated hereby and (c) agreements terminable at will for various due diligence consulting activities.

         4.03.    Subsidiaries.

         As of the Closing Time, assuming the accuracy of the representations and warranties of the Lender contained in the Stock Purchase Agreement, all outstanding Capital Stock of the Acquired Companies and the Acquired Subsidiaries is owned beneficially and of record by the Company, an Acquired Company or an Acquired Subsidiary, free and clear of any Lien.

         4.04.    Due Authorization, Execution and Delivery.

         (a)      Agreement.

         This Agreement has been duly authorized, executed and delivered by the Company and its Subsidiaries and constitutes a valid and legally binding obligation of the Company and its Subsidiaries, enforceable against each of them in accordance with its terms, subject to the Enforceability Exceptions.

         (b)      Notes.

         The Notes to be issued to the Lender by the Company are in the form contemplated by this Agreement, have been duly authorized for issuance pursuant to this Agreement and, when issued and delivered by the Company at the Closing Time as provided herein, will have been duly executed, issued and delivered by the Company, and will constitute valid and legally binding obligations of the Company, enforceable against it in accordance with their terms, subject to the Enforceability Exceptions.

         (c)      Subsidiary Guarantees.

         The Subsidiary Guarantees to be issued by the Subsidiaries of the Company pursuant to this Agreement are in the form contemplated by this Agreement, have been duly authorized for execution and delivery pursuant to this Agreement and, when executed and delivered by such Subsidiaries at the Closing Time as provided herein, will have been duly executed and delivered by them, and will constitute their valid and legally binding obligations, enforceable against each of them in accordance with their terms, subject to the Enforceability Exceptions.

         (d)      Other Transaction Documents.

         Each Transaction Document (other than those referred to in paragraphs
(a) through (c) of this Section 4.04) (i) has been duly authorized, executed and delivered by each of the Company and its Subsidiaries that is a party thereto and (ii) constitutes its valid and legally binding obligation, enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.

         4.05.    Non-Contravention; Authorizations and Approvals.

         The Company is not (i) in violation of its certificate of incorporation or bylaws (or comparable constituent or governing documents) or (ii) in default (or, with the giving of notice, lapse of time or both, would the Company be in default) under any note, bond, mortgage, indenture, deed of trust, loan or credit agreement, license, franchise, Permit, lease, contract or other agreement, instrument, commitment or obligation to which the Company is a party or by which the Company or any of its properties or assets is bound, or under which the Company or any of its properties or assets is entitled to a benefit (each, a "Contract"), except for any such defaults that, (x) existed on the part of any Subsidiary of the Company acquired by the Company from the Lender at the time of such acquisition or (y) individually or in the aggregate, have not had and would not have a Material Adverse Effect. None of (a) the execution and delivery by the Company of any of the Transaction Documents to which it is a party, (b) the performance by the Company of its obligations thereunder, (c) the consummation of the transactions contemplated thereby or (d) the issuance and delivery of the Notes hereunder will: (i) violate, conflict with or result in a breach of any provisions of the certificate of incorporation or bylaws (or comparable constituent or governing documents) of the Company;
(ii) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice, lapse of time or both, would constitute a default) under, result in the termination or in a right of termination of, accelerate the performance required by or benefit obtainable under, result in the triggering of any payment or other obligations (including any repurchase or repayment obligations) pursuant to, result in the creation of any Lien upon any of the properties of the Company under, or result in there being declared void, voidable, subject to withdrawal, or without further binding effect, any of the terms, conditions or provisions of any Contract, except for any such violations, conflicts, breaches, defaults, accelerations, terminations or other matters which, (A) result from Contracts to which any Subsidiary of the Company was a party on the date such Subsidiary was acquired by the Company from the Lender or (B) individually or in the aggregate, have not had and would not have a Material Adverse Effect; (iii) require any consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority, except for those consents, approvals, authorizations, declarations, filings or registrations which have been obtained or made or the failure of which to obtain or make, individually or in the aggregate, have not had and would not have a Material Adverse Effect; or (iv) violate any Applicable Laws applicable to the Company, or any of its respective properties or assets, except for violations which, individually or in the aggregate, have not had and would not have a Material Adverse Effect.

         4.06.    No Actions or Proceedings.

         Except as set forth in Schedule 4.06, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened against or affecting the Company, any of its directors or officers (in their capacities as such) or any of its properties or assets which, individually or in the aggregate, has had or would have a Material Adverse Effect or have or would prohibit, delay or materially restrict the consummation of any of the Transactions or the other transactions contemplated by this Agreement and the other Transaction Documents, except any such actions, suits or proceedings with respect to any Subsidiary of the Company which existed on the date such Subsidiary was acquired by the Company from Lender. No Governmental Authority has notified the Company of an intention to conduct any audit, investigation or other review with respect to the Company, except for those investigations or reviews which, (i) with respect to any Subsidiary of the Company acquired from the Lender, existed at the time of acquisition of such Subsidiary or (ii) individually or in the aggregate, have not had or would not have a Material Adverse Effect.

         4.07.    Private Offering; No Integration or General Solicitation.

         (a) Subject to compliance by the Lender with the representations and warranties set forth in Section 5 hereof and with the procedures set forth in Section 10 hereof, it is not necessary in connection with the issuance of the Notes to the Lender and to any Person to whom the Lender sells any of such Notes in the manner contemplated by this Agreement to register the Notes under the Securities Act.

         (b) The Company has not, directly or indirectly, offered, sold or solicited any offer to buy and will not, directly or indirectly, offer, sell or solicit any offer to buy, any security of a type or in a manner which would be integrated with the sale of the Notes and require the Notes to be registered under the Securities Act. None of the Company, its Affiliates or any person acting on its or any of their behalf (other than the Lender, as to whom the Company makes no representation or warranty) has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) in connection with the issuance of the Notes.

         4.08.    Status Under Certain Statutes.

         The Company is not or, after the consummation of the other transactions contemplated by the Transaction Documents, will not be (a) subject to regulation under the Public Utility Holding Company Act of 1935, as amended ("PUHCA") the Federal Power Act or the Interstate Commerce Act, each as amended, (b) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or controlled by such a company, or
(c) a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary" or a "holding company," within the meaning of PUHCA.

         4.09.    Affiliate Transactions.

         Except with respect to transactions occurring at or after the Closing Time, as permitted by Section 8.06 hereof: (a) there is no Indebtedness between the Company, on the one hand, and any Affiliate of the Company or any officer, stockholder, director of the Company or such Affiliate, on the other, (b) the Company does not beneficially own, directly or indirectly, any investment in or issued by any Affiliate of the Company or any officer, stockholder, director of the Company or such Affiliate, and (c) to the best of the knowledge of the Company, no such Person has any direct or indirect ownership interest in any, or is a, Person with which the Company competes or has a business relationship.

                                    SECTION 5

                          REPRESENTATIONS OF THE LENDER

         The Lender represents and warrants to the Company as of the date hereof and as of the Closing Time as follows:

         5.01.    Acquisition for Investment.

         (a) The Lender is acquiring the Notes for its own account, for investment and not with a view to any distribution thereof within the meaning of the Securities Act.

         (b) The Lender understands that (i) the Notes have not been registered under the Securities Act and are being issued by the Company in transactions exempt from the registration requirements of the Securities Act and
(ii) the Notes may not be offered or sold except pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption from registration under the Securities Act.

         (c) The Lender further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to the Lender) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

                                    SECTION 6

                        COVENANTS TO PROVIDE INFORMATION

         The Company covenants and agrees for the benefit of the Lender and each Noteholder that until the principal amount of (and premium, if any, on) all the Notes, and all interest shall have been paid in full:

         6.01.    Future Reports to Noteholders.

         The Company shall deliver to the Lender and each Noteholder:

         (a)      Quarterly Statements.

         As soon as available, but in any event sixty (60) days after the end of each quarter of the Company, as applicable, duplicate copies of:

                                    (A)      consolidated and consolidating
                           balance sheets of the Company and its Subsidiaries as at the end of such quarter, and

                                    (B)      consolidated and consolidating
                           statements of income and stockholders' equity of the Company and its Subsidiaries, for such quarter and, in addition, statements of cash flows, in each case for the portion of the fiscal year ending with such quarter, in each case prepared in accordance with GAAP applicable to periodic financial statements generally, and fairly presenting in accordance with GAAP, in all material respects, the financial position of the Persons being reported on and their results of operations and cash flows, subject to changes resulting from normal year-end adjustments and the absence of certain footnotes, and accompanied by a certificate of the Authorized Financial Officer of the Company to the foregoing effect.

         (b)      Annual Statements.

         As soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Company, duplicate copies of:

                           (i) consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such year,

                           (ii) consolidated and consolidating statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for such year,

         in each case prepared in accordance with GAAP, fairly presenting in accordance with GAAP, in all material respects, the financial position of the Persons being reported on and their results of operations and cash flows accompanied by:

                                    (A)      an opinion thereon of independent
                           certified public accountants of recognized national standing, which opinion shall state that such financial statements (other than consolidating statements) present fairly, in all material respects, the financial position of the Persons being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements (other than consolidating statements) has been made in accordance with generally accepted auditing standards in the United States, and that such audit provides a reasonable basis for such opinion in the circumstances,

                                    (B)      a certificate of the Authorized
                           Financial Officer of the Company, that he is not aware of any Default or Event of Default specified in
                           Section 11 or, if he is aware of any such Default or Event of Default, specifying the nature thereof, and

                                    (C)      a certificate of the Authorized
                           Financial Officer of the Company and the Parent stating that such financial statements have been prepared in accordance with GAAP applicable to periodic financial statements generally and fairly present, in all material respects, the financial position of the Persons being reported on and their results of operations and cash flows.

         (c)      Authorized Financial Officer Certificates.

         Concurrently with the delivery of the financial statements referred to in subsections (a) and (b) of this Section 6.01, a certificate of the Chief Executive Officer or Chief Legal Officer and the Chief Financial Officer or Chief Accounting Officer of the Company (i) stating that, to the best of such Officers' actual knowledge, each of the Company and its respective Subsidiaries has observed or performed in all material respects all of its covenants and other agreements, and satisfied in all material respects every condition, contained in this Agreement and the other Transaction Documents to be observed, performed or satisfied by it, and in the case of the certificate delivered to the Lenders and the Noteholders, that neither such Officer has obtained knowledge of any Default or Event of Default except as specified in such Officers' Certificate, and (ii) in the case of the certificate delivered to the Lenders and the Noteholders, showing in detail as of the end of the related fiscal period the figures and calculations supporting such statement in respect of Section 8.06 of this Agreement.

         (d)      Intentionally Omitted.

         (e)      Other Information.

         Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent to its securityholders or made available generally by the Company or any of its Subsidiaries and all regular and periodic reports and all registration statements and final prospectuses, if any, filed by the Company or any of its Subsidiaries with any securities exchange or with the Commission or any Governmental Authority succeeding to any of its functions and, promptly upon request, such additional financial and other information as the Lender and any other Noteholder may from time to time reasonably request.

         (f)      Notice of Default or Event of Default or Litigation.

         Promptly, but in any event within three (3) Business Days, after the Authorized Financial Officer, Chief Executive Officer or Chief Operating Officer of the Company becomes aware of the existence of any Default or Event of Default or any litigation involving the Company or any of its Subsidiaries in an amount stated to be more than $500,000 in excess of applicable insurance coverage, a written notice thereof to the Lenders and the Noteholders specifying the nature and existence thereof and what action the Company is taking or proposes to take with respect thereto.

         (g)      Intentionally Omitted.

         (h)      Changes to Indebtedness.

         Promptly thereafter, written notice to the Lenders and the Noteholders of any proposed extension, renewal, refinancing or modification of any indebtedness exceeding $750,000 of the Company or any of its Subsidiaries.

         (i)      Original Issue Discount Information.

         All original issue discount information requested to in writing by Lender relating to the Notes as may be required by applicable law.

                                    SECTION 7

                           OTHER AFFIRMATIVE COVENANTS

         The Company further covenants and agrees for the benefit of the Lender and each Noteholder that until the principal amount of (and premium, if any, on) all the Notes, and all interest and other obligations hereunder in respect thereof, shall have been paid in full:

         7.01.    Payment of Principal, Premium and Interest.

         The Company shall duly and punctually pay the principal of (and premium, if any, on) and all interest on the Notes in accordance with the terms of the Notes and this Agreement. The Company shall pay interest on overdue principal (including post-petition interest on a proceeding under any Bankruptcy
Law), and interest on overdue interest to the extent lawful, at the rate specified in the Notes.

         7.02.    Preservation of Corporate Existence and Franchises.

         Subject to Section 8 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (a) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, if any, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (b) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries if the loss thereof would not result in a Material Adverse Effect.

         7.03.    Maintenance of Properties.

         The Company shall cause all property material to the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order and shall cause to be made all necessary repairs, renewals, replacements and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may properly and advantageously be conducted at all times; provided, however, that the foregoing shall not prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance would not result in a Material Adverse Effect.

         7.04.    Taxes.

         (a)      Payment of Taxes.

         The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all Taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or property of the Company or any of its Subsidiaries, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings provided that any appropriate reserves therefor are established in the Company's consolidated financial statements in accordance with GAAP.

         (b)      Tax Returns.

         The Company and Tax Subsidiaries shall timely file or cause to be filed when due (after applicable extensions, if any) all Tax Returns that are required to be filed by or with respect to the Company for taxable years ending after the Closing Time and shall pay any Taxes due shown on such Tax Returns.

         7.05.    Books, Records and Access.

         The Company and its Subsidiaries shall keep complete and accurate books and records of their transactions in accordance with good accounting practices on the basis of GAAP applied on a consistent basis (including the establishment and maintenance of appropriate reserves). The Company shall, and shall cause its Subsidiaries to, subject to compliance with Applicable Laws and confidentiality obligations to third parties, give the Lender and each Noteholder and their authorized representatives reasonable access during normal business hours to all contracts, books, records, personnel, offices and other facilities and properties of the Company and its Subsidiaries, to the extent available to the Company after the Company uses reasonable efforts to obtain them, permit the Lender and each Noteholder to make such copies and inspections thereof on a confidential basis as such the Lender and each Noteholder may reasonably request and furnish each of them with such financial and operating data and other information with respect to the business and properties of the Company and its Subsidiaries as it (and any such sales or placement agent or underwriter) may from time to time reasonably request.

         7.06.    Compliance with Law and Material Contracts.

         The Company shall, and shall cause each of its Subsidiaries to, comply with all Applicable Laws and the Transaction Documents and to use commercially reasonable efforts to comply with all other Material Contracts (unless, in the good faith judgment of the Company's board of directors, it is not in the Company's best interest to comply with such other Material Contracts), and shall obtain and maintain, and shall cause each of its Subsidiaries to obtain and maintain, all Permits necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that any such non-compliance with Applicable Law or Transaction Document or any failure to obtain or maintain such Permits, individually or in the aggregate, would not have a Material Adverse Effect.

         7.07.    Insurance.

         The Company shall, and shall cause its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and business against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

         7.08.    Offer to Repurchase Upon Change of Control.

         (a) Upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to each Noteholder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Noteholder's Balloon Notes at an offer price in cash equal to 100% of the principal amount thereof as of the Change of Control Payment Date, plus accrued and unpaid interest thereon to the Change of Control Payment Date (the "Change of Control Payment"). The Company shall comply with the requirements of any applicable securities laws and regulations in connection with the repurchase of the Balloon Notes as a result of a Change of Control.

         (b) Within 10 days following any Change of Control, the Company shall send, by first-class mail, a notice to each Noteholder stating:

                           (i) that the Change of Control Offer is being made pursuant to this Section 7.08 and that all Notes tendered will be accepted for payment;

                           (ii) the purchase price and the purchase date, which shall be at least 10 but no more than 30 days from the date on which the Company mails notice of the Change of Control (the "Change of Control Payment Date");

                           (iii) that any Balloon Notes not tendered will continue to accrue interest;

                           (iv) that, unless the Company defaults in the payment of the Change of Control Payment, all Balloon Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                           (v) that Noteholders electing to have any Balloon Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Balloon Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Balloon Notes completed, to the Company or its designated agent for such purpose at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

                           (vi) that Noteholders will be entitled to withdraw their election if the Company or its designated agent for such purpose receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Noteholder, the principal amount of Balloon Notes delivered for purchase, and a statement that such Noteholder is withdrawing his election to have the Balloon Notes purchased; and

                           (vii) that Noteholders whose Balloon Notes are being purchased only in part will be issued new Balloon Notes equal in principal amount to the unpurchased portion of the Balloon Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

         (c) On the Change of Control Payment Date, the Company shall: (i) accept for payment all Balloon Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) either (A) mail to each Noteholder so tendered the Change of Control Payment for such Balloon Notes plus all accrued and unpaid interest to the Change of Control Payment Date, or (B) pay such amount, by wire transfer of immediately available funds, to any Noteholder who requests in writing that payment be made in such manner in its completed "Option of Holder to Elect Purchase" on the reverse side of the applicable Balloon Note, and (iii) execute and mail (or cause to be transferred by book-entry) to each Noteholder a new Balloon Note equal in principal amount to any unpurchased portion of the Balloon Notes surrendered, if any; provided, however, that each such new Balloon Note shall be in a principal amount of $100,000 (or an integral multiple thereof) or the amount owing to the holder of such Balloon Note, whichever is less. The Company shall mail to each Noteholder the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         (d) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in a manner, at the times and otherwise in compliance with the requirements set forth in this Section 7.08 and such third party purchases all Balloon Notes validly tendered and not withdrawn under such Change of Control Offer.

         7.09.    Offer to Purchase by Application of Excess Proceeds.

         (a) In the event that, pursuant to Section 8.05 hereof, the Company shall be required to commence an offer to all Noteholders to purchase Balloon Notes (an "Asset Sale Offer"), it shall follow the procedures specified in this Section 7.09. The Company shall comply with the requirements of any applicable securities laws and regulations in connection with the repurchase of the Notes pursuant to an Asset Sale Offer.

         (b) Within 10 days following each date on which the Company's obligation to make an Asset Sale Offer is triggered, the Company shall send, by first-class mail, a notice to each Noteholder stating:

                           (i) that the Asset Sale Offer is being made pursuant to this Section 7.09 and Section 8.05;

                           (ii)     that the Company shall purchase the
                  principal amount of Balloon Notes required to be purchased pursuant to Section 8.05 (the "Offer Amount"), the purchase price per Balloon Note and the purchase date, which shall be at least 10 but no more than 30 days from the date on which the Company mails notice of the Asset Sale Offer (the "Asset Sale Offer Payment Date");

                           (iii) that any Balloon Notes not tendered will continue to accrue interest;

                           (iv) that, unless the Company defaults in payment of the Offer Amount on the Asset Sale Offer Payment Date, all Balloon Notes accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Offer Payment Date;

                           (v) that Noteholders electing to have any Balloon Notes purchased pursuant to an Asset Sale Offer shall be required to surrender the Balloon Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Balloon Notes completed, to the Company or its designated agent for such purpose at the address specified in the notice prior to the close of business on the third Business Day preceding the Asset Sale Offer Payment Date;

                           (vi) that Noteholders will be entitled to withdraw their election if the Company or its designated agent for such purpose receives, not later than the close of business on the second Business Day preceding the Asset Sale Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Noteholder, the principal amount of Balloon Notes delivered for purchase, and a statement that such Noteholder is withdrawing his election to have the Balloon Notes purchased;

                           (vii) that, if the aggregate principal amount of Balloon Notes surrendered by Noteholders exceeds the Offer Amount, the Company shall select the Balloon Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Balloon Notes in denominations of 100,000 (or integral multiples thereof) or, if there are outstanding Balloon Notes in a lesser amount, that amount, shall be purchased); and

                           (viii) that Noteholders whose Balloon Notes are being purchased only in part will be issued new Balloon Notes equal in principal amount to the unpurchased portion of the Balloon Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

         (c) On the Asset Sale Offer Payment Date, the Company shall, to the extent lawful, (i) accept for payment, on a pro rata basis to the extent necessary, all Balloon Notes or portions thereof properly tendered pursuant to the Asset Sale Offer up to the principal amount of Balloon Notes equal to the Offer Amount, or, if less than the Offer Amount has been tendered, all Balloon Notes tendered, (ii) either (A) mail to each Noteholder so tendered the purchase price for such Balloon Notes, plus all accrued and unpaid interest to the Asset Sale Offer Payment Date or (B) pay such amount, by wire transfer of immediately available funds, to any Noteholder who requests in writing that payment be made in such manner in its completed "Option of Holder to Elect Purchase" on the reverse side of the applicable Balloon Note, and (iii) execute and mail (or cause to be transferred by book-entry) to each Noteholder a new Balloon Note equal in principal amount to any unpurchased portion of the Balloon Notes surrendered, if any. The Company shall mail to each Noteholder the results of the Asset Sale Offer on or as soon as practicable after the Asset Sale Offer Payment Date.

         7.10.    Further Assurances.

         (a) The Company shall, upon the request of the Noteholders, execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the provisions of this Agreement.

         7.11.    Sales of Non-Essential Real Property.

         (a) The Company shall cause all proceeds of any sale, transfer or other disposition of Non-Essential Real Property to be reserved for use, and used exclusively, for Capital Expenditures and related expenses on or prior to the first anniversary of the applicable disposition or subject to a commercially reasonable binding contractual commitment for such use on or prior to the third
(3rd) anniversary of the applicable disposition. Any such proceeds that are not so used shall be deemed to be Net Cash Proceeds and, for purposes of Section 8.05, to have been received by the Company on the first anniversary of the applicable disposition, except that proceeds subject to a commercially reasonable binding contractual commitment but not used prior to the third (3rd) anniversary of the applicable disposition shall be deemed to be Net Cash Proceeds on such third (3rd) anniversary. Without limiting the provisions of
Section 8.05, 100% of all Net Cash Proceeds generated by a sale, transfer or other disposition of Non-Essential Real Property that are not applied in accordance with the first sentence of Section 8.05 shall be "Excess Proceeds" for purposes of Section 8.05.

         (b) The Company may use the proceeds of any sale, transfer or other disposition of Non-Essential Real Property in accordance with Section 7.11(a) without regard to the then Applicable Capital Expenditure Limit.

                                    SECTION 8

                               NEGATIVE COVENANTS

         Each Issuer hereby covenants and agrees for the benefit of the Lender and each Noteholder that until the principal amount of (and premium, if any, on) all the Notes, and all interest and other obligations hereunder in respect thereof, shall have been paid in full:

         8.01.    Stay, Extension and Usury Laws.

         Each Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of its obligations under the Notes, the Subsidiary Guarantees or this Agreement, and each Issuer hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Noteholders, but shall suffer and permit the execution of every such power as though no such law has been enacted.

         8.02.    Restricted Payments.

         (a) The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly:

                           (i) declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of the Company or any payment to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Subsidiary that is not a Wholly-Owned Subsidiary (other than dividends or distributions payable solely in shares of Qualified Capital Stock of the Company or in options, warrants or other rights to acquire shares of such Qualified Capital Stock);

                           (ii) purchase, redeem, defease or otherwise acquire or retire for value, directly or indirectly, the Company's Capital Stock or any Capital Stock of any Affiliate of the Company (other than any such Capital Stock owned by the Company or any Subsidiary of the Company) or options, warrants or other rights to acquire such Capital Stock, except in any case out of the proceeds of any concurrent sale or disposition of Qualified Capital Stock of the Company;

                           (iii) make any principal payment on, or purchase, repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any Indebtedness other than (A) any Senior Indebtedness, (B) any Subordinated Indebtedness owed to and held by the Company or a Guarantor, (C) payments of no more than $100,000 per annum in the aggregate in respect of other Subordinated Indebtedness,
                  (D) repayments required to be made under any revolving credit arrangement the primary purpose of which is the cash management of the Companies and its Subsidiaries (as opposed to the extension of credit) provided by any financial or other lending institution which enters into such credit arrangements with Persons such as the Company and its Subsidiaries in the ordinary course of its business, (E) deposits without scheduled maturity or (F) the refinancing of any Subordinated Indebtedness using solely the proceeds of other Subordinated Indebtedness obtained contemporaneously with such refinancing; provided, however, that there shall be no payment, purchase, repurchase, redemption, defeasance, retirement or other acquisition made under this 8.02(a)(iii) on account of, or interest payment made on, any Subordinated Indebtedness held or owned directly or indirectly by any Affiliate of the Company; or

                           (iv) make any Investment in any other Person (other than any Permitted Investments);

any of the foregoing actions described in clauses (i) through (iv), collectively, "Restricted Payments").

         8.03.    Dividend and Other Payment Restrictions Affecting
Subsidiaries.

         Except for the benefit of the Senior Indebtedness or the holders thereof, the Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective or enter into any agreement with any Person that would cause to become effective, any consensual encumbrance or restriction of any kind, on the ability of any Subsidiary of the Company to (a)(i) pay dividends, in cash or otherwise, or make any other distributions to the Company or any of its Subsidiaries (A) on or in respect its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Indebtedness owed to the Company or any of its Subsidiaries, (b) make any Investment in the Company or any of its Subsidiaries or (c) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) agreements entered into with the provider of Senior Indebtedness, (ii) this Agreement, the Notes, and the Subsidiary Guarantees, (iii) customary non-assignment provisions in leases, licenses and other agreements entered into in the ordinary course of business, (iv) Purchase Money Obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause
(c) above on the property so acquired, (v) customary restrictions with respect to a Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary; provided, however, that any such restriction relates only to the Capital Stock or assets being sold pursuant to such agreement, and (vi) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (i) through (vi), or in this clause (vi), provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive than those under or pursuant to the agreement so extended, renewed, refinanced or replaced.

         8.04.    Incurrence of Indebtedness.

         (a) The Company shall not, and shall not cause or permit any of the Subsidiaries to, directly or indirectly, create, incur, assume, issue, guarantee or in any manner become liable for or with respect to, contingently or otherwise (in each case, to "incur"), the payment of, any Indebtedness (including any Acquisition Indebtedness) except for Permitted Indebtedness.

         (b) Notwithstanding the foregoing, the Company and, to the extent specifically set forth below, the Subsidiaries of the Company may incur each and all of the following (collectively, "Permitted Indebtedness"):

                           (i) Senior Indebtedness and Subordinated Indebtedness, except that any Acquisition Indebtedness incurred in connection with a Permitted Acquisition must satisfy, at the time of the making of the Permitted Acquisition, the Permitted Acquisition Test Ratios;

                           (ii) Indebtedness of the Company pursuant to the Notes and Indebtedness of any Subsidiary pursuant to this Agreement or a Subsidiary Guarantee of the Notes, including the issuance of Additional Balloon Notes in accordance with the terms thereof;

                           (iii) Indebtedness of the Company owing to a Wholly Owned Subsidiary of the Company for so long as such Indebtedness is owing to a Wholly Owned Subsidiary of the Company; provided that any Indebtedness of the Company to any Wholly Owned Subsidiary of the Company is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under this Agreement and the Notes; provided, further, that disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to a Wholly Owned Subsidiary of the Company) shall be deemed to be an incurrence of such Indebtedness by the Company not permitted by this clause
                  (iii);

                           (iv) Indebtedness of a Wholly Owned Subsidiary of the Company owing to and held by the Company or another Wholly Owned Subsidiary of the Company which is unsecured; provided that (a) any disposition, pledge or transfer of any such Indebtedness to a Person (other than the Company or a Wholly Owned Subsidiary of the Company) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (iv), and (b) any transaction pursuant to which any Wholly Owned Subsidiary of the Company, which has Indebtedness owing to the Company or any other Wholly Owned Subsidiary of the Company, ceases to be a Wholly Owned Subsidiary of the Company shall be deemed to be the incurrence of Indebtedness by such Wholly Owned Subsidiary that is not permitted by this clause (iv);

                           (v) obligations with respect to surety bonds obtained by the Company or any of its Subsidiaries in the ordinary course of business, including to secure their obligations with respect to applicable worker's compensation laws and any self insurance;

                           (vi) Indebtedness of the Company or any of its Subsidiaries incurred to finance insurance premiums; and

                           (vii) Hedging Obligations with respect to any Senior Indebtedness.

         8.05.    Asset Sales; Working Capital Facility Clawback.

         (a) The Company shall not, and shall not cause or permit any Subsidiary of the Company to, directly or indirectly, consummate an Asset Sale unless (i) at least 50% of the consideration from such Asset Sale is received in cash and (ii) the Company or such Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets subject to such Asset Sale; provided, however, that the amount of (x) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet) of the Company or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee thereof) that are assumed by the transferee of any such assets pursuant to any arrangement releasing the Company or such Subsidiary from further liability and (y) any notes or other obligations received by the Company or any such Subsidiary from such transferee that are promptly converted by the Company or such Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

         (b) Within 30 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Company may apply all or any part of such Net Cash Proceeds to reduce the amount of the then outstanding Senior Indebtedness to the extent required under the documentation evidencing such Senior Indebtedness. Pending such application, the Company may temporarily invest such Net Cash Proceeds in any manner that is not prohibited by this Agreement. Any Net Cash Proceeds from Asset Sales (irrespective of when such Asset Sale has occurred) that are not used to reduce Senior Indebtedness as provided in the first sentence of this paragraph shall constitute "Excess Proceeds"; provided, however, that (A) only 25% of any Excess Proceeds generated by an Asset Sale consisting of the public offering of any debt or equity securities issued by the Company or any of its Subsidiaries shall be deemed to be Excess Proceeds for purposes of this Section 8.05, (B) subject to clause (C) of this proviso, only 80% of any Excess Proceeds generated by an Asset Sale consisting of the transfer of any hospital owned or operated by the Company or any of its Subsidiaries shall be deemed to be Excess Proceeds for purposes of this Section 8.05, and (C) only 80% of the excess of
(i) any Excess Proceeds generated by an Asset Sale consisting of the transfer of the Mountainside Medical Center Nursing Facility over (ii) $1,000,000 shall be deemed to be Excess Proceeds for purposes of this Section 8.05 only if, and to the extent that, the first $1,000,000 of such Excess Proceeds are set aside exclusively for and actually used for the refurbishment or replacement of Mountainside Medical Center prior to the third anniversary of the Asset Sale that generated them. At any time and from time to time when the aggregate amount of Excess Proceeds exceeds $2.0 million, the Company shall make an Asset Sale Offer pursuant to Section 7.09 hereof to purchase the maximum principal amount of Balloon Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in Section 7.09 hereof. To the extent that the aggregate principal amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to any other restrictions on such use contained in this Agreement. If the aggregate principal amount of Notes surrendered by Noteholders thereof exceeds the amount of Excess Proceeds, the Company shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

         (c) At any time and from time to time when the Company or any of its Subsidiaries shall obtain a working capital facility (excluding renewal of a working capital facility that previously triggered an Asset Sale as long as the principal amount thereof has not been increased since then), that does not constitute Senior Indebtedness, such event shall, for purposes of this Section
8.05 and Section 7.09 be treated as if an Asset Sale had occurred. The Net Cash Proceeds of such a deemed Asset Sale shall, for purposes of this Section 8.05 and Section 7.09, be equal to 25% of the excess of the aggregate amount available for drawdown to the Company and/or such Subsidiary on the date that funds are first available for drawdown under the applicable working capital facility over $5,000,000.

         8.06.    Transactions with Affiliates.

         Except as set forth in Schedule 8.06, the Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any Affiliate of the Company or of a Subsidiary (other than the Company or a Wholly Owned Subsidiary) or any beneficial holder of 10% or more of any class of Capital Stock of the Company or any officer, director or employee of the Company or any Subsidiary or any Affiliate unless such transaction or series of related transactions is entered into in good faith and in writing and such transaction is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those that would be available in a comparable transaction in arm's-length dealings with an unrelated third party, and provided, however, that this Section 8.06 shall not apply to employment and/or indemnification agreements for the benefit of officers, directors and employees entered into in the ordinary course of business.

         8.07.    Intentionally Omitted.

         8.08.    Limitation on Liens.

         The Company shall not, and shall not cause or permit any Subsidiary of the Company to, directly or indirectly, create, incur, assume, suffer to exist or affirm any Lien (other than Permitted Liens) of any kind securing any Subordinated Indebtedness (including any assumption, guarantee or other liability with respect thereto by any Subsidiary) upon any of its property or assets (including any intercompany notes), whether owned at the Closing Time or acquired after the Closing Time, or any proceeds, income or profits therefrom, or assign or convey any right to receive proceeds, income or profits therefrom, unless the Notes are directly secured prior or senior thereto, with the same relative priority as the Notes shall have with respect to such Subordinated Indebtedness.

         8.09. Limitation on Issuances and Sales of Capital Stock of
Subsidiaries.

         The Company (a) shall not, and shall not cause or permit any Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Subsidiary of the Company or to an employee, officer or director under a stock option or stock grant plan), unless the Net Cash Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the provisions of Section 8.05 hereof; provided, however, that this clause (a) shall not apply to any pledge of Capital Stock of any Subsidiary of the Company securing Senior Indebtedness or the Notes, and (b) shall not, and shall not cause or permit any Subsidiary of the Company to, issue any Redeemable Capital Stock to any Person.

         8.10.    Limitation on Certain Senior Indebtedness.

         The Company and its Subsidiaries shall not permit any Senior Indebtedness owing to any Bridge Lender to be in an amount less than $750,000.

         8.11.    Merger, Consolidation, or Sale of Assets.

The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or directly and/or indirectly through its Subsidiaries sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties and assets of the Company and its Subsidiaries taken as a whole in one or more related transactions, to any other Person unless (a) (i) the Company is the surviving corporation or (ii) the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (the entity or Person described in this clause (ii), the "Successor Company") is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (b) the Successor Company assumes all the obligations of the Company under the Notes and this Agreement pursuant to an amendment or supplement to this Agreement and each other instrument, document or agreement entered into by the Company in connection therewith, in each case in a form reasonably satisfactory to the Required Holders; (c) immediately after such transaction no Default or Event of Default exists; and (d) the Company or the Successor Company (i) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (ii) together with its Subsidiaries will, at the time of such transaction and after giving pro forma effect thereto, have a ratio of Indebtedness to Adjusted EBITDA on a consolidated basis for the preceding four full fiscal quarters that is no less than the ratio of Indebtedness to Adjusted EBITDA for the preceding four full fiscal quarters for the Company and its Subsidiaries on a consolidated basis.

         8.12.    Successor Company Substituted.

         Upon any consolidation of the Company with, or merger of the Company into, any other Person or any transfer, conveyance, sale, lease or other disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries taken as a whole in one or more related transactions in accordance with Section 8.11, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement and the Notes with the same effect as if such Successor Company had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Company shall be relieved of all obligations and covenants under this Agreement and the Notes unless, in the case of a sale of assets, not all of the assets of the Company and its Subsidiaries are sold.

         8.13.    Additional Subsidiary Guarantees.

         If the Company or any of its Subsidiaries shall acquire or create another domestic Subsidiary after the date of this Agreement, then such newly acquired or created Subsidiary shall execute and deliver to the Noteholders a Subsidiary Guarantee of the Notes in the form of Exhibit E hereto and a Supplemental Agreement substantially in the form of Exhibit F hereto pursuant to which such Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes on the terms set forth in Subsidiary Guarantee and such Supplemental Agreement.

         8.14.    Conduct of Business.

         The Company and its Subsidiaries shall not engage in any businesses which are not the same, similar, related or ancillary to the businesses in which the Company and its Subsidiaries are engaged in at the Closing Time after giving effect to the Transactions.

         8.15.    Intentionally Omitted.

         8.16.    Public Disclosures.

         The Company shall not, and shall not permit any of its Subsidiaries to, disclose the name or identity of any Noteholder or its Affiliates as an investor in the Company in any press release or other public announcement or in any document or material filed with any governmental entity, unless such disclosure is required by applicable law or governmental regulations or by order of a court of competent jurisdiction, in which case prior to making such disclosure the Company shall, if practicable in the Company's good faith judgment, give written notice to such Noteholder describing in reasonable detail the proposed content of such disclosure and shall permit such Noteholder to review and comment upon the form and substance of such disclosure. Lender understands that Parent will file this Agreement and certain of the Transaction Documents with the SEC.

         8.17.    Capital Expenditures.

         The Company shall not, and shall not permit any of its Subsidiaries to, make any Capital Expenditure if the making of such Capital Expenditure would result in the then Applicable Capital Expenditure Limit to be exceeded; provided, however, that nothing in this Section 8.17 shall limit Capital Expenditures incurred (i) in connection with the refurbishment or replacement of Mountainside Medical Center, (ii) out of the proceeds of any sale of any assets excluded from the term "Asset Sale" by clause (e) of the definition thereof, or
(iii) as permitted under Section 7.11(b).

                                   SECTION 9

                                   COLLATERAL


         9.01.    Grant of Lien on Collateral.

         (a) Except as provided in Section 9.02, each of the Company and any Subsidiary hereby agrees and covenants for the benefit of the Lender and each Noteholder to grant to the Lender a security interest in, or mortgage on, all (i) its now or hereafter acquired real property and (ii) all now or hereafter acquired personal property as to which such security interest may be perfected by filing a financing statement under the Uniform Commercial Code in effect in the State of New York or other applicable jurisdiction, whether tangible or intangible, located within the United States, and (iii) all Capital Stock now or hereafter owned by it in any Subsidiary (collectively, the "Collateral"), as security for the payment and/or performance when due of all the Obligations.

         (b) Concurrently with the execution of this Agreement, the Company and each of its Subsidiaries have (i) entered into a Pledge Agreement pursuant to which they have pledged to the Lender all Collateral consisting of Capital Stock in any Subsidiary and a Security Agreement pursuant to they have granted the Lender a security interest in all Collateral constituting personal property as to which the granting of a security interest is governed by the Uniform Commercial Code as in effect in the State of New York or any other applicable jurisdiction, and (ii) taken such action as is necessary so that such security interest shall be a valid perfected security interest in such Collateral.

         (c) Subject to Section 9.02, no later than 180 days after the date of this Agreement, the Company and each of its Subsidiaries shall (i) execute and deliver to the Lender such documentation as is necessary to grant to Lender a mortgage in all its real property, and (ii) taken such action as is necessary so that such security interest shall be a valid, perfected security interest in such Collateral. All such documentation shall be prepared by the Lender and its counsel and shall contain terms that are reasonable and customary. Each of the Company and the Lender shall bear their own legal costs and expenses in connection with all such mortgages, except that one-half of all recording fees, filing fees and similar expenses shall be borne by the Company.

         9.02.    Subordination, Release and Re-Grant.

         (a) In addition to the subordination provided in Section 13.12, the Lender shall from time to time at the request of the Company subordinate its Lien in the Collateral to any Lien in the Collateral granted to a holder of Senior Indebtedness in a manner, and pursuant to documentation, that is reasonable and customary.

         (b) In the event that at any time prior to 180 days after the date of this Agreement, as a condition to provide financing to the Company and/or any Subsidiary in an amount initially of not less than $2,500,000 that would otherwise qualify as Senior Indebtedness ("New Senior Indebtedness"), the proposed lender (an "Objecting Senior Lender") requires that the Liens to be granted pursuant to Section 9.01 not be granted, then those Liens shall not be granted if and only for so long as the following conditions are met:

                           (i) the Lender shall have been provided with prior written notice (at least 30 days' prior written notice in the case of any Objecting Senior Lender other than the Bridge Lenders with respect to the loan evidenced by the Bridge Loan Documents) of the requirement that such Liens not be granted and of the time and the place of the closing of the New Senior Indebtedness,

                           (ii) prior to the closing (at least 30 days' prior to the closing in the case of any Objecting Senior Lender other than the Bridge Lenders with respect to the loan evidenced by the Bridge Loan Documents) of the financing to be provided by the Objecting Senior Lender, the Lender shall have been provided with (A) copies of the final documentation relating to the New Senior Indebtedness and a description of all material terms of the New Senior Indebtedness, and (B) the statement of the President of the Company to the effect that the Company has used its reasonable efforts to procure similar financing from sources that would not require that such Liens not be granted together with a description of such efforts; and

                           (iii) the New Senior Indebtedness shall continue to qualify as Senior Indebtedness and shall be in an amount of not less than $2,500,000 initially and thereafter $750,000.

         (c) In the event that as a condition to provide New Senior Indebtedness to the Company and/or any Subsidiary the Objecting Senior Lender insists on the release by the Lender of its Lien in any or all of the Collateral, then the Lender shall, simultaneously with the provision to the Company and/or such Subsidiary of such additional financing, release its Lien to the extent so required provided that the following conditions are met:

                           (i) the Lender shall have been provided with at least 30 days' prior written notice of the requirement that it release any or all of its Lien and of the time and the place of the closing of the financing to be provided by the Objecting Senior Lender, and

                           (ii) at least 30 days' prior to the date of the closing of the financing to be provided by the Objecting Senior Lender, the Lender shall have been provided with (A) copies of the final documentation relating to the additional financing to be provided by the Objecting Senior Lender and a description of all material terms of the financing to be provided by the Objecting Senior Lender, (B) the statement of the President of the Company to the effect that the Company has used its reasonable efforts to procure similar financing from sources that would not require that the Lien not be released together with a description of such efforts, and (C) copies of all documentation pursuant to which the Lender is to release all or any part of its Lien in the Collateral (all of which shall be without recourse to the Lender) and

                           (iii) the New Senior Indebtedness shall continue to qualify as Senior Indebtedness and shall be in an amount of not less than $2,500,000 initially and thereafter $750,000.

         In the event that either (i) pursuant to Section 9.02(b) the Lender is not granted the Liens to be granted to it pursuant to Section 9.01, or (ii) pursuant to Section 9.02(c), the Lender releases its Liens on all or any portion of the Collateral, then all such Liens shall be granted or re-granted as soon as reasonably practicable after either (i) the Objecting Senior Lender shall no longer be providing the New Senior Indebtedness or (ii) the Objecting Senior Lender no longer objects to the granting of any such Lien.

         (d) The Lien of the Lender under any security agreement or mortgage entered into pursuant to the terms hereof shall, without the necessity of further action by the Lender, be automatically released from any assets or property of the Company or any Subsidiary which the

Company or such Subsidiary sells or otherwise disposes of (i) in the ordinary course of its business pursuant to a sale, transfer or disposition not otherwise prohibited by this agreement, (ii) in an Asset Sale permitted by Section 8.05
(iii) in a sale, transfer or disposition not otherwise prohibited by this Agreement.

                                   SECTION 10

                                    THE NOTES


         10.01.   Form and Execution.

         (a) The Balloon Notes shall be in the form of Exhibit A hereto and the Zero Coupon Note shall be in the form of Exhibit B hereto. The Notes shall be executed on behalf of the Company by its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Notes may be manual or facsimile.

         (b) Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

         10.02.   Terms of the Notes.

         The terms of the Balloon Notes shall be as set forth in Exhibit A and those of the Zero Coupon Notes shall be as set forth in Exhibit B. Without limiting the foregoing:

         (a) Stated Maturity. The Stated Maturity of the principal of Balloon Notes shall be as provided in Exhibit A and the Stated Maturity of the principal of Zero Coupon Notes shall be as provided in Exhibit B.

         (b) Interest. The Balloon Notes will bear interest on their principal amount and overdue interest as provided in Exhibit A and the Zero Coupon Notes will bear interest on their principal amount and overdue interest as provided in Exhibit B.

         10.03.   Denominations.

         The Notes shall be issuable only in registered form without coupons.

         10.04.   Form of Legend for the Notes.

         Every Note issued and delivered hereunder shall bear a legend in substantially the following form:

         THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT IS IN EFFECT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. THE HOLDER OF THIS SECURITY IS SUBJECT TO THE TERMS OF THE LOAN AGREEMENT BETWEEN SUNLINK HEALTHCARE CORP. (THE "COMPANY"), ITS SUBSIDIARIES AND NHS, INC., DATED AS OF JANUARY__, 2001 (THE "AGREEMENT"). A COPY OF SUCH PURCHASE AGREEMENT IS AVAILABLE AT THE OFFICES OF THE COMPANY.

         10.05. Payments and Computations.

         All payments of interest on the Notes shall be paid to the persons in whose names such Notes are registered on the Security Register at the close of business on the date fifteen days prior to the related Interest Payment Date (the "Regular Record Date") and all payments of principal on the Notes shall be paid to the persons in whose names such Notes are registered on the applicable Redemption Date or at Maturity, as applicable. Payments of interest or principal on Notes shall be made, in accordance with this Agreement and subject to applicable laws and regulations, by check mailed on or before the due date for such payment to the person entitled thereto at such person's address appearing on the Security Register or, by wire transfer to such account as any Noteholder shall designate by written instructions received by the Company no less than 15 days prior to any applicable payment date, which wire instruction shall continue in effect until such time as the Noteholder otherwise notifies the Company or such Noteholder no longer is the registered owner of such Note or Notes.

         Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         10.06.   Registration, Registration of Transfer and Exchange.

         (a)      Security Register.

         The Company shall maintain a register (the "Security Register") for the registration or transfer of the Notes. The name and address of the holder of each Note, records of any transfers of the Notes and the name and address of any transferee of a Note shall be entered in the Security Register and the Company shall, promptly upon receipt thereof, update the Security Register to reflect all information received from a Noteholder.

         (b)      Registration of Transfer.

         Upon surrender for registration of transfer of any Note at the office or agency of the Company, the Company shall execute and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations and like aggregate principal amount.

         (c)      Exchange.

         At the option of the Noteholder, Notes may be exchanged for other Notes, of any authorized denominations of at least $100,000.00 and of like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute and deliver the Notes which the holder making the exchange is entitled to receive.

         (d)      Effect of Registration of Transfer or Exchange.

         All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Agreement, as the Notes surrendered upon such registration of transfer or exchange.

         (e)      Requirements; Charges.

         Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company duly executed, by the holder thereof or his attorney duly authorized in writing. No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 8.11 not involving any transfer.

         (f)      Certain Limitations.

         If the Notes are to be redeemed in part, the Company shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Notes selected for redemption under Section 12.02 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

         10.07.   Mutilated, Destroyed, Lost and Stolen Notes.

         If any mutilated Note is surrendered to the Company, the Company shall execute and deliver in exchange therefor a new Note of the same principal amount and bearing a number not contemporaneously outstanding.

         If there shall be delivered to the Company (a) evidence to its satisfaction of the destruction, loss or theft of any Note and (b) such security or indemnity as may be required by them to save each of it and any agent harmless, then, in the absence of notice that such Note has been acquired by a bona fide purchaser, the Company shall execute and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of a like principal amount and bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

         Upon the issuance of any new Note pursuant to this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

         Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Notes duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

         10.08.   Persons Deemed Owners.

         Prior to due presentment of a Note for registration of transfer, the Company and any agent of the Company may treat the Person in whose name such
Note is registered as the owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue and neither the Company nor any agent of the Company shall be affected by notice to the contrary.

         10.09.   Cancellation.

         All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Company, be delivered to the Company and shall be promptly canceled by it. The Company shall cancel any Notes previously issued and delivered hereunder which the Company may have reacquired.

         10.10.   Home Office Payment.

         So long as any Noteholder or its nominee shall be the holder of any Note, and notwithstanding anything contained in this Agreement or such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, premium, if any, and interest by such method and at such address as such Noteholder shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Noteholder shall surrender such Note for cancellation reasonably promptly after any such request, to the Company at its principal executive office. Prior to any sale or other disposition of any Note held by such Noteholder or its nominee such Noteholder will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 10.06. The Company will afford the benefits of this Section 10.10 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by such Noteholder under this Agreement and that has made the same agreement relating to such Note as such Noteholder made in this Section 10.10.

                                   SECTION 11

                                EVENTS OF DEFAULT


         11.01.   Events of Default.

         An Event of Default shall exist upon the occurrence and during the continuance of any of the following specified events (each an "Event of Default"):

         (a) the Company defaults in the payment when due of interest on the Notes and such default continues for a period of 10 days (whether or not such payment is otherwise then permitted by the provisions of Section 13 of this Agreement);

         (b) the Company defaults in the payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at its Maturity (whether or not such payment is otherwise then permitted by the provisions of Section 13 of this Agreement);

         (c) the Company fails to comply with any of the provisions of Sections 7.08, 7.09, 8.02 through 8.15 (inclusive) and 8.17, and, with respect to Sections 7.08, 7.09, 8.03 through 8.15 (inclusive) and 8.17 such failure continues for a period of 20 days after the Company has received a notice of such failure from any Noteholder, which notice must specify the failure, demand that it be remedied and state that the notice is a "Notice of Default";

         (d) the Company fails to observe or perform any other covenant, or other agreement in this Agreement or the Notes or any Transaction Document and such failure continues for a period of 30 days after the Company has received a notice of such failure from any Noteholder, which notice must specify the failure, demand that it be remedied and state that the notice is a Notice of Default;

         (e) any representation, warranty, certification or statement made by or on behalf of the Company or by any officer of the Company in respect of any Transaction Document or in any statement or certificate at any time given by or on behalf of any Issuer or by any officer of any Issuer in writing pursuant hereto or in connection herewith or therewith shall be false in any material respect on the date as of which made;

         (f) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Subsidiaries (or payment of which is guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Agreement, which default constitutes a failure to pay any portion of the principal of or premium, if any, or interest on such Indebtedness when due and payable after the expiration of any applicable grace period provided in such Indebtedness on the date of such default (a "Payment Default") and shall have resulted in such Indebtedness being accelerated or otherwise becoming or being declared due and payable prior to its stated maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $500,000 or more;

         (g) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Subsidiaries and such judgment or judgments remain unpaid and undischarged for a period (during which execution shall not be effectively stayed) of 60 consecutive days, provided that the aggregate of all such undischarged judgments exceeds $500,000 above applicable insurance coverage;

         (h) the Company or any of its Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                  (i)      commences a voluntary case or proceeding,

                  (ii) consents to the entry of a decree or order for, relief against it in an involuntary case or proceeding or to the commencement of any case or proceeding against it,

                  (iii) consents to the filing of a petition or to the appointment of or taking possession by a Custodian of it or for all or any substantial part of its property,

                  (iv) makes or consents to the making of a general assignment for the benefit of its creditors,

                  (v) generally is not paying, or admits in writing that it is not able to pay, its debts as they become due, or

                  (vi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, in an involuntary case or proceeding;

                           (B) appoints a Custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, or for all or any substantial part of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, or approves as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of any of the foregoing; or

                           (C) orders the winding up or liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, or adjudges any of them a bankrupt or insolvent;

                  and any such order or decree remains unstayed and in effect for 60 consecutive days;

         (i) any one or more of the following shall occur with respect to the Subsidiary Guarantee(s) of one or more Subsidiaries that, if taken in the aggregate as a single entity, would qualify as a "Significant Subsidiary": (i) such Subsidiary Guarantee shall cease to be in full force and effect and/or (ii) such Subsidiary Guarantee shall be declared to be null and void and unenforceable and/or (iii) such Subsidiary Guarantee shall be found to be invalid and/or (iv) any Subsidiary denies its liability under such Subsidiary Guarantee (other than by reason of payment or release of a Subsidiary in accordance with the terms of this Agreement).

Notwithstanding anything in this Section 11 to the contrary, no Default or Event of Default shall be deemed to have occurred or exist by reason of the failure to pay any amount due on the Zero Coupon Note which would not otherwise be due and payable by reason of the Company's right of set-off of the Company's claims under Article 10 of the Stock Purchase Agreement so long as such claims are made in good faith and subject to dispute. Upon resolution by agreement, litigation or arbitration, as the case may be, of any such dispute, any amounts not previously paid by reason of such dispute shall be paid within ten (10) days after the Company's claims are finally resolved if and to the extent that such claims in respect of such unpaid amounts are resolved against the Company, together with interest at the rate of 8.5% per annum from the date such amount would have been payable but for the operation of this paragraph.

         11.02. Remedies. If an Event of Default (other than an Event of Default specified in Section 11.01(h)) occurs and is continuing, then and in every such case the Noteholders of more than 25% in principal amount of the Notes at the time outstanding may declare the principal amount of all the Notes to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration such principal amount and any accrued interest shall become immediately due and payable. For the avoidance of doubt, if any Payment Default or acceleration that constitutes an Event of Default under Section 11.01(f) shall have occurred and prior to any acceleration under this Section
11.02 such Payment Default shall have been cured or waived or such acceleration shall have been rescinded, then from and after such cure, waiver or rescission, such Event of Default shall no longer be deemed to be continuing. If an Event of Default specified in Section 11.01(h) occurs and is continuing, the principal amount of and any accrued interest on the outstanding Notes shall automatically, and without any declaration or other action on the part of any Noteholder, become immediately due and payable.

         At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained, the Required Holders, by written notice to the Company, may rescind and annul such declaration and its consequences if:

         (a)      the Company has paid a sum sufficient to pay:

                           (i)      all overdue interest on all Notes;

                           (ii) the principal of (and premium, if any, on) any Notes which have become due otherwise than by such declaration of acceleration (including any Notes required to have been purchased pursuant to an offer to purchase that the

                  Company is required to make hereunder) and any interest thereon at the rate borne by the Notes; and

                           (iii) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate provided therefor in the Notes; and

         (b) all Events of Default, other than the nonpayment of the principal amount of Notes and interest thereon which have become due solely by such declaration of acceleration, have been cured or waived as provided in
Section 11.03.

         11.03. Waiver of Past Defaults. The Required Holders may on behalf of the Noteholders of all the Notes waive any past default hereunder and its consequences, except a default:

         (a) in the payment of the principal (or premium, if any) or interest on any Note (including any Note which is required to have been purchased pursuant to an offer to purchase that the Company is required to make hereunder), or

         (b)      in respect of a covenant or provision hereof which under
Section 16.04 cannot be modified or amended without the consent of the Holder of each outstanding Note directly affected thereby.

         Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Agreement; provided, however, no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                                   SECTION 12

                                   REDEMPTION


         12.01. Right of Redemption. The Balloon Notes may be redeemed at the election of the Company at such times, in such amounts and at the Redemption Price (together with any applicable accrued interest to the Redemption Date) specified in the form of Balloon Note attached as Exhibit A hereto. The Zero Coupon Notes may be redeemed at the election of the Company at such times, in such amounts and at the Redemption Price (together with any applicable accrued interest to the Redemption Date) specified in the form of Zero Coupon Note attached as Exhibit B hereto.

         12.02. Partial Redemptions. In case the Company elects to redeem less than all of the Notes, the Company shall redeem the Notes pro rata from each Noteholder. For all purposes of this Agreement, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

         12.03. Notice of Redemption. Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 15 nor more than 60 days prior to the Redemption Date, to each Noteholder to be redeemed, at his address appearing in the Security Register.

         All notices of redemption shall state:

         (a)      the Redemption Date,

         (b)      the Redemption Price,

         (c) if less than all the outstanding Balloon Notes or Zero Coupon Notes, as the case may be, are to be redeemed, the portion of each such Note to be redeemed,

         (d) that on the Redemption Date the Redemption Price will become due and payable upon each such Note to be redeemed and that interest thereon will cease to accrue on and after said date, and

         (e) the place or places where such Notes are to be surrendered for payment of the Redemption Price.

         Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company and at the expense of the Company.

         12.04. Deposit of Redemption Price. Prior to any Redemption Date, the Company shall segregate and hold in trust an amount of money sufficient to pay the applicable Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) any applicable accrued interest on, all the Notes which are to be redeemed on that date.

         12.05. Notes Payable on Redemption Date. If notice of redemption shall have been given as provided above, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and any applicable accrued interest) such Notes shall not bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with any applicable accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Noteholders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of this Agreement.

         If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate provided by the Note.

         12.06. Notes Redeemed in Part. Any Note which is to be redeemed only in part shall be surrendered at the principal offices of the Company (with, if the Company so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company duly executed by, the Noteholder thereof or his attorney duly authorized in writing), and the Company shall execute and deliver to the Noteholder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Noteholder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

                                   SECTION 13

                             SUBORDINATION OF NOTES


         13.01. Obligations Subordinate to Senior Indebtedness. The Company covenants and agrees, and the Lender, each Noteholder by his acceptance of his Note, and each of their respective successors and assigns by his acceptance thereof (collectively, the "Junior Creditors") likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Section 13, the payment of the principal of (and premium, if any) and interest on each and all of the Notes and the payment of all other indebtedness, obligations and liabilities of the Company under or related to the Stock Purchase Agreement, or any document executed in connection therewith, to any Junior Creditor (other than the payment of the cash portion of the Purchase Price (as defined in the Stock Purchase Agreement) which is being paid to the Lender on the date hereof), now existing or hereafter arising, regardless of how evidenced or acquired (collectively, the "Junior Indebtedness") are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company. The provisions of this Section 13 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by a holder of Senior Indebtedness upon any Proceeding or otherwise, all as though such payment had not been made.

         13.02. Payment Over of Proceeds Upon Dissolution, Etc. In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company, or (d) any other event described in Section 11.01(h), then and in any such event specified in clause
(a), (b), (c) or (d) above (each such event, if any, herein sometimes referred to as a "Proceeding") the holders of Senior Indebtedness shall be entitled to receive or retain payment in full in cash or Cash Equivalents of all amounts due or to become due on or in respect of all Senior Indebtedness, before the Junior Creditors are entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities, on account of principal of (or premium, if any) or interest on or other obligations in respect of the Notes (including any interest accruing on or after the filing of any Proceeding, whether or not allowed in such Proceeding) or on account of any purchase or other acquisition of Notes by the Company or any Subsidiary of the Company, or otherwise on account of any Junior Indebtedness, whether at maturity, by acceleration or demand for prepayment, or by filing or joining a filing in a Proceeding (all such payments, distributions, purchases and acquisitions herein referred to, individually and collectively, as a "Notes Payment"), and to that end the holders of Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any Notes Payment which may be payable or deliverable in respect of the Notes in any such Proceeding.

         In the event that, notwithstanding the foregoing provisions of this
Section 13.02, any Junior Creditor shall have received any Notes Payment before all Senior Indebtedness is paid in full in cash or Cash Equivalents then and in such event such Notes Payment shall be paid over or delivered forthwith by the trustee in bankruptcy or other person making payment or distribution of assets of the Company for the application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay the Senior Indebtedness in full in cash or Cash Equivalents, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

         For purposes of this Section 13 only, the words "any payment or distribution of any kind or character, whether in cash, property or securities" shall not be deemed to include a payment or distribution of stock or securities of the Company provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment which stock or securities are subordinated in right of payment to all then outstanding Senior Indebtedness to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Section 13, if such plan has been approved by the holders of Designated Senior Indebtedness. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in Section
8.11 shall not be deemed a Proceeding for the purposes of this Section 13.02 if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer such properties and assets, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Section 8.11.

         13.03. No Payment When Senior Indebtedness in Default. In the event that any Senior Payment Default (as defined below) shall have occurred and be continuing, then no Notes Payment shall be made or retained, and no Junior Creditor shall attempt to collect any Notes Payment, unless and until such Senior Payment Default shall have been cured or waived or shall have ceased to exist or all amounts then due and payable in respect of Senior Indebtedness shall have been paid in full in cash or Cash Equivalents. "Senior Payment Default" means any default in the payment of any Designated Senior Indebtedness when due, whether at the due date of any such payment, by declaration of acceleration or call for redemption, or otherwise.

         Upon the occurrence of a Senior Non-Payment Default (as defined below) and receipt of written notice by the Company of the occurrence of such Senior Non-Payment Default from any holder of Designated Senior Indebtedness (or any trustee, agent or other representative for such holder) which is the subject of such Senior Non-Payment Default, no Notes Payment may be made or retained, and no Junior Creditor shall attempt to collect any Notes Payment, during a period (the "Payment Blockage Period") commencing on the date of the receipt by the Company of such notice and ending the earlier of (i) the date on which such Senior Non-Payment Default shall have been cured or waived or ceased to exist or all Designated Senior Indebtedness which was the subject of such Senior Non-Payment Default shall have been paid in full in cash or Cash Equivalents and (ii) the earlier to occur of (A) the 364th day after the receipt of such notice and (B) 179th day after the date the principal amount of the Notes becomes due and payable (without regard to any payment accelerations). No Senior Non-Payment Default that existed or was continuing on the date of the commencement of a Payment Blockage Period may be made the basis of the commencement of a subsequent Payment Blockage Period whether or not within a period of 364 consecutive days, unless such Senior Non-Payment Default shall have been cured for a period of not less than 90 consecutive days. In any event, notwithstanding the foregoing, no more than one Payment Blockage Period may be commenced during any 455-day period and there shall be a period of at least 90 days during each 455-day period when no Payment Blockage Period is in effect and no Payment Blockage Period shall be effective with respect to the exercise of any remedies if an action or proceeding in arbitration or litigation has been commenced within such 90-day period. "Senior Non-Payment Default" means the occurrence or existence and continuance of an event of default with respect to Designated Senior Indebtedness, other than a Senior Payment Default, that by the terms of such Designated Senior Indebtedness permits the holders of the Designated Senior Indebtedness (or a trustee or other agent on behalf of the holders thereof) then to declare such Designated Senior Indebtedness due and payable prior to the date on which it would otherwise become due and payable.

         The failure to make any payment on the Notes by reason of the provisions of this Section 13.03 will not be construed as preventing the occurrence of an Event of Default with respect to the Notes arising from any such failure to make payment. Upon termination of any period of Payment Blockage Period, the Company shall, subject to the first paragraph of this Section 13.03 and to Section 13.07, resume making any and all required payments in respect of the Notes, including any missed payments.

         In the event that, notwithstanding the foregoing, the Company shall make any Notes Payment to any Junior Creditor prohibited by the foregoing provisions of this Section 13.03, then and in such event such Notes Payment to such Junior Creditor shall be paid over and delivered forthwith to the holders of the Senior Indebtedness of the Company in the same form received and, until so turned over, the same shall be held in trust by such Junior Creditor as the property of the holders of the Senior Indebtedness.

         Except as provided in the previous paragraph, the provisions of this
Section 13.03 shall not apply to any Notes Payment with respect to which Section
13.02 would be applicable.

         13.04.   Payment Permitted If No Default. Nothing contained in this
Section 13 or elsewhere in this Agreement or in any of the Notes shall prevent the Company, at any time except during the pendency of any Proceeding referred to in Section 13.02 or under the conditions described in Section 13.03, from making Notes Payments.

         13.05. Subrogation to Rights of Holders of Senior Indebtedness. Only after the payment in full in cash or Cash Equivalents of all amounts due or to become due on or in respect of Senior Indebtedness, the Junior Creditors shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to such Senior Indebtedness until the principal of (and premium, if any) and interest on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of the Company of any cash, property or securities to which the Junior Creditors would be entitled except for the provisions of this Section 13, and no payments over pursuant to the provisions of this Section 13 to the holders of Senior Indebtedness by such Junior Creditors, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Junior Creditors, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness of the Company.

         13.06. Provisions Solely to Define Relative Rights. The provisions of this Section 13 are and are intended solely for the purpose of defining the relative rights of the Lender and the Junior Creditors on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this
Section 13 or elsewhere in this Agreement or in the Notes is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Junior Creditors, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Section 13 of the holders of Senior Indebtedness, is intended to rank equally with all other general unsecured obligations of the Company), to pay to the Junior Creditors the principal of (and premium, if any) and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Junior Creditors and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent any Junior Creditor from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the provisions of this Section 13.

         13.07. No Waiver of Subordination Provisions. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, by any such holder, or by any noncompliance by the Company or any Junior Creditor with the terms, provisions and covenants of this Agreement, or amendment hereto, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

         Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Junior Creditors, without incurring responsibility to the Junior Creditors and without impairing or releasing the subordination provided in this Section 13, do any one or more of the following:
(i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; (iv) settle or compromise any such Senior Indebtedness or any other liability of any obligor of such Senior Indebtedness to such holder of any security therefor or any liability issued in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including, without limitation, payment of any of the Senior Indebtedness) in any manner or order, (v) fail to take or to record or otherwise perfect, for any reason or for no reason, any lien or security interest securing such Senior Indebtedness by whomsoever granted, exercise or delay in or refrain from exercising any right or remedy against any obligor or any guarantor or any other Person, elect any remedy and otherwise deal freely with any obligor and any security for such Senior Indebtedness or any liability of any obligor to the holders of such Senior Indebtedness or any liability issued in respect of such Senior Indebtedness; and (vi) exercise or refrain from exercising any rights against the Company and any other Person.

         13.08. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets or securities of the Company referred to in this Section 13, the Junior Creditors shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Junior Creditors, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 13.

         13.09. Reliance by Holders of Senior Indebtedness on Subordination Provisions. Each Junior Creditor, by its execution hereof or by accepting its Note, acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Note, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

         13.10. Authority to Act for Lender. Until the Senior Indebtedness has been paid in full, in the event a Proceeding shall occur and be continuing, if the Lender is within forty-five (45) days of a final bar on exercising its right to present a proof of debt, proof of claim, suit or other similar right available for the purpose of protecting the rights of holders of Series Indebtedness (holders of a majority of the then outstanding Senior Indebtedness may exercise the rights granted to such holders in this Section 13.10 for the benefit of all holders of Senior Indebtedness ratably) created by the subordination herein (to the extent that any of the foregoing proofs, procedures, or rights are relevant in the context of the particular Section
13.10 involved), Lender shall advise such holder(s) prior to the date thirty
(30) days before such final bar occurs whether Lender intends to exercise its rights and present a proof of debt, proof of claim, file suit, or preserve such other rights as are available to Lender prior to the expiration of such rights. In the event that Lender advises the holders of Senior Indebtedness of its intention to let any such rights lapse, such holders shall thereupon immediately have the right to act as Lender's attorney-in-fact for the purposes specified in the remainder of this Section 13.10 (but solely to the extent that any of the actions on behalf of such holders authorized hereby are relevant in the context of the particular Section 13.10 involved). In the event Lender, regardless of whether Lender notified the holders of Senior Indebtedness of its intention to preserve its rights or not, is within fifteen (15) days of a final bar on exercising its right to present a proof of debt, proof of claim, file suit or exercise such other similar rights as are available to Lender, such holders shall have the right to act as Lender's attorney-in-fact for the purposes specified herein, and Lender hereby irrevocably appoints such holders its true and lawful attorney, with full power of substitution, in the name of Lender or in the name of such holders, for the use and benefit of such holders, without further or additional notice to Lender or any of its representatives, successors or assigns, to perform the following acts, at such holders' option, in such Section 13.10.

         (A) To enforce or vote claims comprising the Obligations, either in its own name or in the name of Lender, by proof of debt, proof of claim, suit or otherwise; and

         (B) To collect any assets of Company and its Subsidiaries distributed, divided or applied by way of dividend or payment, or any securities issued, on account of the Obligations and to apply the same, or the proceeds of any realization upon the same that the holders of Senior Indebtedness in their discretion elect to effect, to the Senior Indebtedness until all of the Senior Indebtedness (including, without limitation, interest accruing on the Senior Indebtedness after the commencement of any bankruptcy case, but only to the extent such interest is included within the definition of Senior Indebtedness hereunder) has been paid in full, rendering any surplus to Lender if and to the extent permitted by law.

         In no event shall the holders of Senior Indebtedness be liable to Lender for any failure to prove the Obligations, to exercise any right with respect thereto or to collect any sums payable thereon.

         13.11.   Intercreditor Arrangements in Bankruptcy.

         (a) This Agreement shall remain in full force and effect and enforceable pursuant to its terms in accordance with Section 510(a) of the Bankruptcy Code, and all references herein to the Company shall be deemed to apply to such entity as debtor in possession and to any trustee in bankruptcy for the estate of such entity.

         (b) Except as otherwise specifically permitted in this Section 13.11, until the holders of Senior Indebtedness have been paid in full in cash or Cash Equivalents, no Junior Creditor shall assert without the written consent of the holders of Senior Indebtedness any claim, motion, objection or argument in respect of Collateral in connection with any Proceeding which could otherwise be asserted or raised in connection with such Proceeding by such Junior Creditor as a secured creditor of the Company, including without limitation any claim, motion, objection or argument seeking adequate protection or relief from the automatic stay in respect of the Collateral.

         (c) Without limiting the generality of the foregoing, each Junior Creditor agrees that if a Proceeding occurs, (i) the holders of Senior Indebtedness may consent to the use of cash collateral on such terms and conditions and in such amounts as the holders of Senior Indebtedness, in their sole discretion, may decide without seeking or obtaining the consent of the Lender as holder of an interest in the Collateral; (ii) the holders of Senior Indebtedness may (A) provide financing to the Company or (B) consent to the granting of a priming Lien to secure postpetition financing, in each case pursuant to Section 364 of the Bankruptcy Code or other applicable law and on such terms and conditions and in such amounts as the holders of Senior Indebtedness, in their sole discretion, may decide without seeking or obtaining the consent of any Junior Creditor as holder of an interest in the Collateral;
(iii) the Junior Creditors shall not oppose the Company's use of cash collateral on the basis that the Lender's interest in the


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

Collateral is impaired by such use or inadequately protected by such use to the extent such use has been approved by the holders of Senior Indebtedness, and
(iv) the Junior Creditors shall not oppose any sale or other disposition of any assets comprising part of the Collateral free and clear of security interests, liens or other claims of any party, including the Junior Creditors under Section 363 of the Bankruptcy Code on the basis that the Junior Creditors' interest in the Collateral is impaired by such sale or inadequately protected as a result of such sale if the holders of Senior Indebtedness have consented to such sale or disposition of such assets. For purposes of this Agreement, where the holders of Senior Indebtedness are entitled to act hereunder and there is more than one such holder, they shall act by the consent of holders of the majority of the then outstanding Senior Indebtedness.

         (d) Each Junior Creditor agrees that it will not initiate, prosecute, encourage or cooperate with any other person to initiate or prosecute any claim, action or other proceeding (whether or not in a Proceeding) (i) challenging the validity or enforceability of this Agreement, (ii) challenging the validity or enforceability of any Liens in favor of any holder of Senior Indebtedness (or any agent, trustee, or other representative thereof), (iii) challenging the validity or enforceability of any guaranty of Senior Indebtedness, or (iv) asserting any claims which the Company may hold with respect to the holders of Senior Indebtedness, if any.

         (e) To the extent that any holder of Senior Indebtedness receives payments or transfers on the Senior Indebtedness or proceeds of the Collateral which are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Senior Indebtedness, or part thereof, intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received by the Lender.

         (f) Notwithstanding any other provision of this Section 13.11(A) the Lender shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Lender, including without limitation any claims secured by the Collateral, if any, and (B) the Lender shall be entitled to file any pleadings, objections, motions or agreement which assert rights or interests available to unsecured creditors of the Company arising under either the Bankruptcy Code or applicable non-bankruptcy law.

         (g) In any Proceeding, the Junior Creditors shall not vote to accept any plan of reorganization of the Company or any Subsidiaries if a holder of the Senior Indebtedness has objected to such plan.

         13.12. Collateral Subordination. The Junior Creditors hereby subordinate and make inferior any and all of their now existing or hereafter acquired security interests in, security titles to, and other liens and encumbrances on any of the Collateral securing Junior Indebtedness to the security interests, security titles, and other liens and encumbrances of any holder of Senior Indebtedness (or any trustee, agent or other representative for such holder), whether now existing or hereafter acquired, in, to and on the Collateral. If the Company shall default under any Senior Indebtedness secured by any of the Collateral, any holder of Senior Indebtedness (or any trustee, agent or other representative for such holder) may exercise any or all of its rights and remedies with respect to such Collateral without any obligation to give the Junior Creditors in their capacity as such notice of such exercise and without regard to any interest of the Junior Creditors in such Collateral. The Junior Creditors in their capacity as such further consent and agree that the holders of Senior Indebtedness shall not be under any obligation to marshal any assets in favor of the Junior Creditors in their capacity as such or against or in payment of any of the Senior Indebtedness.

                                   SECTION 14

                              SUBSIDIARY GUARANTEES


         14.01. Subsidiary Guarantees. Each of the Guarantors hereby, jointly and severally, unconditionally guarantees, to each Noteholder, irrespective of the validity and enforceability of this Agreement, the Notes or the obligations of the Company hereunder or thereunder, and each Junior Creditor agrees that:
(a) all Obligations shall be promptly paid in full or performed when due, all in accordance with the terms thereof; and (b) in case of any extension of time of payment or renewal of any obligation, that the same shall be promptly paid in full or performed when due in accordance with the terms of such extension or renewal. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Agreement the absence of any action to enforce the same, any waiver or consent by any Noteholder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Agreement.

         If any Noteholder is required by any court or otherwise to return to the Company or Guarantors, or any Custodian, trustee, liquidator or other similar official acting in relation to either the Company or Guarantors, any amount paid to such Noteholder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Noteholders in respect of any obligations guaranteed hereby until indefeasible payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Noteholders, on the other hand, (a) the Maturity of the obligations guaranteed hereby may be accelerated as provided in Section 11 for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (b) in the event of any declaration of acceleration of such obligations as provided n Section 11, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for


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

the purpose of this Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Noteholders under the Subsidiary Guarantees.

         14.02. Execution and Delivery of Subsidiary Guarantees. To evidence its Subsidiary Guarantee set forth in Section 14.01, each Guarantor hereby agrees that this Agreement and a Subsidiary Guarantee in the form of Exhibit E hereto shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents and, to the extent not a party to this Agreement on the date hereof, each Guarantor shall execute and deliver to the Noteholders a Subsidiary Guarantee in the form of Exhibit E hereto and a supplemental agreement substantially in the form of Exhibit F hereto, pursuant to which such Subsidiary shall become a Guarantor under this Section 14 and shall guarantee the Obligations of the Company under this Agreement and the Notes.

         If an officer whose signature is on this Agreement or on a Subsidiary Guarantee no longer holds that office at the time the Company executes and delivers the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless. The execution and delivery of any Note by the Company shall constitute due delivery of the Subsidiary Guarantee set forth in this Agreement on behalf of the Guarantors. Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 14.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

         14.03. Guarantors May Consolidate, Etc. On Certain Terms. No Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another corporation, Person or entity (other than the Company or another Guarantor) unless:

         (a) subject to the provisions of Section 14.04 hereof, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) unconditionally assumes all the obligations of such Guarantor under the Notes and this Agreement pursuant to a Supplemental Agreement, in the form of Exhibit F hereto;

         (b) immediately after giving effect to such transaction, no Default or Event of Default exists;

         (c) such Guarantor, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to transaction), equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding the transaction; and

         (d) the Company and its Subsidiaries will, at the time of such transaction and after giving pro forma effect thereto, have a ratio of Indebtedness to Adjusted EBITDA on a consolidated basis for the preceding four full fiscal quarters that is no less than the ratio of Indebtedness to Adjusted EBITDA for the preceding four full fiscal quarters for the Company and its Subsidiaries on a consolidated basis.

Notwithstanding the foregoing, no Guarantor shall be permitted to consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another corporation, Person or entity pursuant to the preceding sentence if such consolidation or merger would not be permitted by Section 8.11 hereof.

         In case of any such consolidation or merger and upon the assumption, by the successor corporation, by supplemental agreement, executed and delivered to the Noteholders and reasonably satisfactory in form to the Noteholders, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Agreement to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Agreement as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Agreement as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

         Except as set forth in Section 8 hereof, nothing contained in this Agreement or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company.

         14.04. Releases of Subsidiary Guarantees. In the event of (i) a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or (ii) a sale or other disposition of all of the capital stock of any Guarantor (including the sale or disposition of all of the capital stock of such Guarantor under a Pledge Agreement), such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation, distribution or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the net proceeds of such sale or other disposition shall be applied in accordance with the provisions of Section 8.05 hereof. Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Agreement as provided in this Section 14.

         14.05. Guarantees Subordinate to Guarantor Senior Indebtedness. Each Guarantor covenants and agrees, and each Junior Creditor, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Section 14, the obligations of each Guarantor under its Subsidiary Guarantee are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness and the payment to any Junior Creditor of any Junior Indebtedness are hereby made expressly subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of such Guarantor and the payment to any Junior Indebtedness are hereby made expressly subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of each Guarantor. The provisions of this Section 14 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by a holder of Senior Indebtedness upon any Guarantor Proceeding or otherwise, all as though such payment had not been made.

         14.06. Payment Over of Proceeds Upon Dissolution, Etc. In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to any Guarantor or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of any Guarantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Guarantor, or (d) any event described in Section 11.01(h) then and in any such event specified in clause
(a), (b), (c) or (d) above (each such event, if any, herein sometimes referred to as a "Guarantor Proceeding") the holders of Guarantor Senior Indebtedness shall be entitled to receive or retain payment in full in cash or Cash Equivalents of all amounts due or to become due on or in respect of all Senior Indebtedness, before the Junior Creditors are entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities, on account of any Obligations in respect of the Subsidiary Guarantee of such Guarantor (including any interest accruing on or after the filing of any Guarantor Proceeding, whether or not allowed in such Guarantor Proceeding) or on account of any purchase or other acquisition of Notes by any Guarantor or any Subsidiary of a Guarantor, or otherwise on account of any Junior Indebtedness, whether at maturity, by acceleration or demand for payment, or by filing or joining filing in a Proceeding (all such payments, distributions, purchases and acquisitions herein referred to, individually and collectively, as a "Guarantee Payment"), and to that end the holders of Guarantor Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any Guarantee Payment which may be payable or deliverable in respect of the Subsidiary Guarantee of such Guarantor in any such Guarantor Proceeding.

         In the event that, notwithstanding the foregoing provisions of this
Section 14.06, any Junior Creditor shall have received any Guarantee Payment before all Guarantor Senior Indebtedness of such Guarantor is paid in full in cash or Cash Equivalents, then and in such event such Guarantee Payment shall be paid over or delivered forthwith to the trustee in bankruptcy or other person making payment or distribution of assets of such Guarantor for the application to the payment of all Guarantor Senior Indebtedness remaining unpaid, to the extent necessary to pay the Guarantor Senior Indebtedness in full in cash or Cash Equivalents, after giving effect to any concurrent payment or distribution to or for the holders of Guarantor Senior Indebtedness.

         For purposes of this Section 14 only, the words "any payment or distribution of any kind or character, whether in cash, property or securities" shall not be deemed to include a payment or distribution of stock or securities of any Guarantor provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment which stock or securities are subordinated in right of payment to all then outstanding Guarantor Senior Indebtedness to substantially the same extent as, or to a greater extent than, the Subsidiary Guarantees of the Guarantors are so subordinated as provided in this Section 14, if such plan has been approved by holders of Designated Senior Indebtedness. The consolidation of any Guarantor with, or the merger of any Guarantor into, another Person or the liquidation or dissolution of any Guarantor following the conveyance or transfer of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in Section 14.03 shall not be deemed a Guarantor Proceeding for the purposes of this Section 14.06 if the Person formed by


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such consolidation or into which such Guarantor is merged or the Person which acquires by conveyance or transfer such properties and assets, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Section 14.03.

         14.07. No Payment When Guarantor Senior Indebtedness in Default. In the event that any Guarantor Senior Payment Default (as defined below) shall have occurred and be continuing, then no Guarantee Payment shall be made or retained, and no Junior Creditor shall attempt to collect any Guarantor Payment, unless and until such Guarantor Senior Payment Default shall have been cured or waived or shall have ceased to exist or all amounts then due and payable in respect of Guarantor Senior Indebtedness shall have been paid in full in cash or Cash Equivalents. "Guarantor Senior Payment Default" means any default in the payment of Designated Senior Indebtedness when due, whether at the due date of any such payment, by declaration of acceleration or call for redemption, or otherwise.

         Upon the occurrence of a Guarantor Senior Non-Payment Default (as defined below) and receipt of written notice by the Company, as representative of the applicable Guarantor, of the occurrence of such Guarantor Senior Non-Payment Default from any holder of Designated Senior Indebtedness (or any trustee, agent or other representative for such holder) which is the subject of such Guarantor Senior Non-Payment Default, no Guarantee Payment may be made or retained, and no Junior Creditor shall attempt to collect any Guarantor Payment, during a period (the "Guarantor Payment Blockage Period") commencing on the date of the receipt by such Guarantor of such notice and ending the earlier of (i) the date on which such Guarantor Senior Non-Payment Default shall have been cured or waived or ceased to exist or all Designated Senior Indebtedness which was the subject of such Guarantor Senior Non-Payment Default shall have been paid in full in cash or Cash Equivalents and (ii) the earlier to occur of (A) the 364th day after the receipt of such notice and (B) 179th day after the date the principal amount of the Notes becomes due and payable (without regard to any payment accelerations). No Guarantor Senior Non-Payment Default that existed or was continuing on the date of the commencement of a Guarantor Payment Blockage Period may be made the basis of the commencement of a subsequent Guarantor Payment Blockage Period whether or not within a period of 90 consecutive days, unless such Guarantor Senior Non-Payment Default shall have been cured or waived for a period of not less than 364 consecutive days. In any event, notwithstanding the foregoing, no more than one Guarantor Payment Blockage Period may be commenced during any 455-day period and there shall be a period of at least 90 days during each 455-day period when no Guarantor Payment Blockage Period is in effect and no Guarantor Payment Blockage Period shall be effective with respect to the exercise of any remedies if an action or proceeding in arbitration or litigation has been commenced within such 90-day period. "Guarantor Senior Non-Payment Default" means the occurrence or existence and continuance of an event of default with respect to Designated Senior Indebtedness, other than a Guarantor Senior Payment Default, that, by the terms of such Designated Senior Indebtedness, permits the holders of the Designated Senior Indebtedness (or a trustee or other agent on behalf of the holders thereof) then to declare such Designated Senior Indebtedness due and payable prior to the date on which it would otherwise become due and payable.

         The failure to make any payment under a Subsidiary Guarantee by reason of the provisions of this Section 14.07 will not be construed as preventing the occurrence of an Event of Default with respect to the Notes arising from any such failure to make payment. Upon termination of any Guarantor Payment Blockage Period, the applicable Guarantor shall, subject to the first paragraph of this Section 14.07 and to Section 14.06, resume making any and all required payments in respect of its Subsidiary Guarantee, including any missed payments.

         In the event that, notwithstanding the foregoing, any Guarantor shall make any Guarantee Payment to any Junior Creditor prohibited by the foregoing provisions of Section 14.06 or this Section 14.07, then and in such event such Guarantee Payment to such Junior Creditor shall be paid over and delivered forthwith to the holders of the Guarantor Senior Indebtedness in the same form received and, until so turned over, the same shall be held in trust by such Junior Creditor as the property of the holders of the Guarantor Senior Indebtedness.

         Except as provided in the previous paragraph, the provisions of this
Section 14.07 shall not apply to any Notes Payment with respect to which Section
14.06 would be applicable.

         14.08.   Payment Permitted If No Default. Nothing contained in this
Section 14 or elsewhere in this Agreement or in any of the Subsidiary Guarantees shall prevent any Guarantor, at any time except during the pendency of any Guarantor Proceeding referred to in Section 14.06 or under the conditions described in Section 14.07, from making Guarantee Payments.

         14.09. Subrogation to Rights of Holders of Guarantor Senior Indebtedness. Only after the payment in full in cash of Cash Equivalents of all amounts due or to become due on or in respect of Guarantor Senior Indebtedness, the Junior Creditors shall be subrogated to the rights of the holders of such Guarantor Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to such Guarantor Senior Indebtedness until the principal of (and premium, if any) and interest on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Guarantor Senior Indebtedness of a Guarantor of any cash, property or securities to which the Junior Creditors would be entitled except for the provisions of this Section 14, and no payments over pursuant to the provisions of this Section 14 to the holders of Guarantor Senior Indebtedness by Junior Creditors, shall, as among such Guarantor, its creditors other than holders of Guarantor Senior Indebtedness of such Guarantor and the Junior Creditors, be deemed to be a payment or distribution by such Guarantor to or on account of the Guarantor Senior Indebtedness of such Guarantor.

         14.10. Provisions Solely to Define Relative Rights. The provisions of this Section 14 are and are intended solely for the purpose of defining the relative rights of the Lender and the Junior Creditors on the one hand and the holders of Guarantor Senior Indebtedness on the other hand. Nothing contained in this Section 14 or elsewhere in this Agreement or in the Subsidiary Guarantees is intended to or shall (a) impair, as among a Guarantor, its creditors other than holders of Guarantor Senior Indebtedness of such Guarantor and the Junior Creditors, the obligation of such Guarantor, which is absolute and unconditional (and which, subject to the rights under this Section 14 of the holders of Guarantor Senior Indebtedness of such Guarantor, is intended to rank equally with all other general unsecured obligations of such Guarantor), to pay to the Junior Creditors the principal of (and premium, if any) and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against such Guarantor of the Junior Creditors and creditors of such Guarantor other than the holders of Guarantor Senior Indebtedness; or (c) prevent any Junior Creditor from

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exercising all remedies otherwise permitted by applicable law upon default under this Agreement subject to the provisions of this Section 14.

         14.11. No Waiver of Subordination Provisions. No right of any present or future holder of any Guarantor Senior Indebtedness to enforce subordination as herein provided shall at, any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act by any such holder, or by any noncompliance by any Guarantor with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

         Without in any way limiting the generality of the foregoing paragraph, the holders of Guarantor Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Junior Creditors, without incurring responsibility to the Junior Creditors and without impairing or releasing the subordination provided in this Section 14, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Guarantor Senior Indebtedness, or otherwise amend or supplement in any manner Guarantor Senior Indebtedness or any instrument evidencing the same or any agreement under which Guarantor Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Guarantor Senior Indebtedness; (iv) settle or compromise any such Guarantor Senior Indebtedness or any other liability of any obligor of such Guarantor Senior Indebtedness to such holder of any security therefor or any liability issued in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including, without limitation, payment of any of the Guarantor Senior Indebtedness) in any manner or order; (v) fail to take or to record or otherwise perfect, for any reason or for no reason, any lien or security interest securing such Guarantor Senior Indebtedness by whomsoever granted, exercise or delay in or refrain from exercising any right or remedy against any obligor or any guarantor or any other Person, elect any remedy and otherwise deal freely with any obligor and any security for such Guarantor Senior Indebtedness or any liability of any obligor to the holders of such Guarantor Senior Indebtedness or any liability issued in respect of such Guarantor Senior Indebtedness; and (vi) exercise or refrain from exercising any rights against any Guarantor and any other Person.

         14.12. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets or securities of a Guarantor referred to in this Section 14, the Junior Creditors shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Guarantor Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Junior Creditors, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Guarantor Senior Indebtedness and other Indebtedness of such Guarantor, the account thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 14.

         14.13. Reliance by Holders of Guarantor Senior Indebtedness on Subordination Provisions. Each Junior Creditor, by its execution hereof or by accepting its Note, acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement

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and a consideration to each holder of any Guarantor Senior Indebtedness, whether such Guarantor Senior Indebtedness was created or acquired before or after the issuance of the Note, to acquire and continue to hold, or to continue to hold, such Guarantor Senior Indebtedness and such holder of such Guarantor Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Guarantor Senior Indebtedness.

         If a proper claim or proof of debt in the form required in such proceeding is not filed by or on behalf of all Noteholders prior to 30 days before the expiration of the time to file such claims or proofs, then the holders or a representative of any Guarantor Senior Indebtedness are hereby authorized, and shall have the right (without any duty), to file an appropriate claim on behalf of the Noteholders.

         14.14. Limitation on Guarantor Liability. Each Guarantor, and by its execution hereof or its acceptance of the Notes, each Junior Creditor, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Junior Creditors and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Subsidiary Guarantee and this
Section 14 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Section 14, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

                                   SECTION 15

                 FEES, EXPENSES, INDEMNIFICATION AND TERMINATIon


         15.01. Fees and Expenses. The Company will pay the out-of-pocket costs and expenses (including reasonable attorneys' and accountants' fees and disbursements) incurred by the Lender or any holder of a Note after the occurrence of and during the continuance of an Event of Default in connection with enforcing, defending or declaring (or determining whether or how to enforce, defend or declare) any rights or remedies under this Agreement, the Transaction Documents or the Notes. The Company will pay, and will save the Lender and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders in relation to the Transactions engaged by the Company or any person acting upon behalf of the Company. The Company will also pay (a) any reasonable out-of-pocket expenses incurred by Lender at the request of the Company in connection with any amendment, waiver or consent under or in respect to this Agreement, the Transaction Documents or the Notes proposed by the Company and (b) one-half of any reasonable out-of-pocket expenses then owed by Lender in connection with the release by the Lender and/or the re-granting to the Lender of any Lien in the Collateral under Section 9 of this Agreement (which the parties acknowledge does not include expenses incurred in connection with the initial grant of any Lien in the Collateral under Section as to which the provisions of Section 9 shall govern). The Company and Lender shall otherwise be responsible for their own fees and expenses.

         15.02. Indemnification. The Company agrees to indemnify and hold harmless (i) the Lender, (ii) each Affiliate of the Lender, and (iii) the respective officers, directors, managing directors, stockholders, partners, employees, representatives, trustees, fiduciaries, and agents of the Lender or any such Affiliate (any such Person referred to in clause (i), (ii) or (iii), an "Indemnified Person") against any losses, damages or liabilities, joint or several, arising from claims, actions or proceedings brought by third Persons against any Indemnified Person to which such Indemnified Person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) to the extent resulting from (i) any material inaccuracy in any of the representations and warranties of the Company contained herein not caused by or resulting from any fact or condition with respect to any Subsidiary of the Company existing at the time such Subsidiary was acquired by the Company from the Lender, (ii) any failure of the Company to perform its obligations hereunder or under Applicable Law, or
(iii) the Transactions or the Lender's financing thereof, and will reimburse each such Indemnified Person for the reasonable out-of-pocket legal and other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claims as such expenses are incurred; provided, however, the Company shall not be required to indemnify or hold harmless any Indemnified Person against any loss, damage or liability to the extent resulting from (i) any violation by any Indemnified Person of any law regulating the business of such person, (ii) the gross negligence, bad faith or misconduct of any Indemnified Person or (iii) the breach by any Indemnified Person of any provision of this Agreement. Upon receiving notice or acquiring knowledge of any claim, action or proceeding as to which any Indemnified Person would be entitled to an indemnity hereunder, such Person shall promptly give written notice thereof to the Company and cooperate reasonably and in good faith with the Company to permit the Company to defend any such claim, action or proceeding. The indemnity agreement set forth in this Section 15.02 shall be in addition to any liabilities that the Company may otherwise have.

         15.03. Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement and the termination of this Agreement.

         15.04.   Termination.

         (a) The Lender may terminate this Agreement by notice to the Company, at the Closing Time if any of the conditions contained in Section 3 shall not have been satisfied or waived in full. Any such termination shall permit the Company, at its option, to terminate its obligations under the Stock Purchase Agreement. This Agreement shall terminate without any further action by any party upon the termination of the Stock Purchase Agreement prior to the Closing time.

         (b)      Liabilities. If this Agreement is terminated pursuant to this
Section 15.04, such termination shall be without liability of any party to any other party.

                                   SECTION 16

                                  MISCELLANEOUS


         16.01. Notices. Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (c) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service or
(d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address set forth below, or at such other address as such party may specify by written notice to the other party hereto:

                           (i) if to the Lender or its nominee, to the Lender or its nominee at the address specified for such communications in Schedule A, with a copy to Proskauer Rose LLP, 1585 Broadway, New York, New York 10036-8299, attention:
                  James D. Meade, Esq., or at such other address as the Lender or its nominee shall have specified to the Company in writing;

                           (ii)     if to any other Noteholder, to such
                  Noteholder at the address of such Noteholder appearing in the Security Register or such other address as such other Noteholder shall have specified to the Company in writing; or

                           (iii) if to the Company, to the Company at 900 Circle 75 Parkway, Suite 1300, Atlanta Georgia 30339, attention: President with a copy to Smith, Gambrell & Russell, LLP, 1230 Peachtree Street, NE, Suite 3100, Promenade II, Atlanta, Georgia 30339, attention: Howard E. Turner, Esq., or at such other address as the Company shall have specified to the holder of each Note in writing.

         16.02. Benefit of Agreement; Assignments and Participations. Except as otherwise expressly provided herein, all covenants, agreements and other provisions contained in this Agreement by or on behalf of any of the parties hereto shall bind, inure to the benefit of and be enforceable by their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not; provided, however, that the Company may not assign and transfer any of its rights or obligations without the prior written consent of the other parties hereto and each such holder. Notwithstanding the foregoing, (a) the Lender may not assign its Notes to a Person who, at the time of such prospective assignment, competes with the Borrower in business or for acquisitions (including any owner or operator of healthcare facilities). In order for Lender to assign its Notes to any Person who engages as a material part of its business in the business of purchasing distressed loans, Lender must first offer Borrower the right for thirty (30) days (after receipt of such offer from Lender) to pay for and consummate the purchase of such Notes at the price Lender proposes to sell to such Person. By way of clarification and not limitation, the Company acknowledges that it is contemplated that the Lender and certain of its direct and indirect stockholders may be dissolved and, accordingly, that the Lender's rights under this Agreement, the Notes and the other Transaction Documents

(including, without limitation, its Lien in the Collateral) shall be assigned to Lender's successor-in-interest.

         Nothing in this Agreement or in the Notes, express or implied, shall give to any Person other than the parties hereto, their successors and assigns and the holders from time to time of the Notes any benefit or any legal or equitable right, remedy or claim under this Agreement.

         The provisions regarding subordination of debt and those related to the subordination of security interests contained in this Agreement are intended for the benefit of, and shall be binding upon (i) the Holders of the Senior Indebtedness and their respective successors and assigns, including subsequent holders thereof and the term "Holder of Senior Indebtedness" shall include any such subsequent or additional holder of Senior Indebtedness, wherever the context permits, and (ii) the Lender and its respective successors and assigns, including the subsequent holders of the Obligations. All provisions relating to the subordination shall not give the Company any substantive rights vis-a-vis either the Holders of the Senior Indebtedness or the Obligations.

         16.03. No Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto or any Noteholder in exercising any right, power or privilege hereunder or under the Notes and no course of dealing between the Company and any other party or Noteholder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or under the Notes preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein and in the Notes are cumulative and not exclusive of any rights or remedies which the parties or Noteholders would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the other parties hereto or the Noteholders to any other or further action in any circumstances without notice or demand.

         16.04. Amendments, Waivers and Consents. This Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively) with (and only with) the written consent of the Company and the Required Holders, provided, however, that no such amendment or waiver may, without the prior written consent of each Noteholder then outstanding and affected thereby (i) subject any Noteholder to any additional obligation, (ii) reduce the principal of (or premium, if any) or rate of interest on any Note, (iii) postpone the date fixed for any payment of principal of (or premium, if any) or interest on any Note, and (iv) change the percentage of the aggregate principal amount of the Notes the holders of which shall be required to consent or take any other action under this Section 16.04 or any other provision of this Agreement.

         16.05. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

         16.06. Reproduction. This Agreement, the other Transaction Documents and all documents relating hereto and thereto, including, without limitation,
(a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Lender at the Closing Time (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished in connection herewith, may be reproduced by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and any original document so reproduced may be destroyed. The Company agrees and stipulates that, to the extent permitted by Applicable Law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 16.06 shall not prohibit the Company, any other party hereto or any Noteholder from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

         16.07. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         16.08.   Governing Law; No Jury Trial.

         (a) THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

         (b) THE COMPANY HEREBY WAIVES ANY AND ALL RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, ANY OF THE NOTES OR THE SUBSIDIARY GUARANTEES.

         16.09.   Arbitration.

         (a) Any and all disputes, controversies or claims arising out of or relating to this Agreement or any of the Transaction Documents executed in connection with this Agreement, or the rights or interests of the Stockholder or Acquiror or the breach or alleged breach of this Agreement or any such Transaction Document, whether arising during or at or after the termination of this Agreement or such Transaction Document, shall be settled exclusively by arbitration to be held in Washington, D.C. in accordance with the commercial rules of the American Arbitration Association then in effect. There shall be one arbitrator appointed in accordance with those rules. As part of his award, the arbitrator shall make a fair allocation between the parties of the fee and expenses of the American Arbitration Association and the cost of any transcript, taking into account the merits of their claims and defenses. The arbitrator shall render his award on an expedited basis. Failure of any party hereto to submit to arbitration under this Section shall result in arbitrator ruling in favor of the other party if such other party has submitted to arbitration under this Section. Judgment may be entered on the arbitrator's award in any court having jurisdiction, and the parties irrevocably consent to the non-exclusive jurisdiction in the courts of the District of Colubia, New York courts sitting in New York county and Georgia courts sitting in Fulton county for that purpose. The arbitrator may grant injunctive or other relief.

         (b) The prevailing party shall be entitled to recover from the other party reasonable attorney fees and charges in any action, suit or proceeding arising out of or relating to this Agreement, the Notes and the Subsidiary Guarantee and any of the transactions contemplated thereby.

         16.10. Severability. If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable to the extent of such illegality, invalidity or unenforceability and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         16.11. Entirety. This Agreement together with the other Transaction Documents represents the entire agreement of the parties hereto and thereto, and supersedes all prior agreements and understandings, oral or written, if any, relating to the Transaction Documents or the transactions contemplated herein or therein.

         16.12. Survival of Representations and Warranties. All representations and warranties and covenants and indemnities made by the Company and the Lender herein shall survive the execution and delivery of this Agreement, the issuance and transfer of all or any portion of the Notes and the payment of principal of the Notes, the expiration, exercise or other termination of the Warrants and any other obligations hereunder, regardless of any investigation made at any time by or on behalf of the Lender, the Company or any of their respective Affiliates.

         16.13. Incorporation. All Exhibits and Schedules attached hereto are incorporated as part of this Agreement as if fully set forth herein.

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

                                   THE ISSUER:

                                   SUNLINK HEALTHCARE CORP.


                                   By:   /s/  ROBERT M. THORNTON, JR.
                                         ---------------------------------------
                                         Name:  Robert M. Thornton, Jr.
                                         Title: Chief Executive Officer


                                   THE SUBSIDIARIES:

                                   SOUTHERN HEALTH CORPORATION


                                   By:   /s/ ROBERT M. THORNTON, JR.
                                         ---------------------------------------
                                         Name:  Robert M. Thornton, Jr.
                                         Title: Chief Executive Officer

                                   CLANTON HOSPITAL, INC.


                                   By:   /s/   ROBERT M. THORNTON, JR.
                                         ---------------------------------------
                                         Name:  Robert M. Thornton, Jr.
                                         Title: Authorized Representative

                                   DEXTER HOSPITAL, INC.


                                   By:   /s/   ROBERT M. THORNTON, JR.
                                         ---------------------------------------
                                         Name:  Robert M. Thornton, Jr.
                                         Title: Authorized Representative

                                   SOUTHERN HEALTH CORPORATION OF JASPER, INC.


                                   By:   /s/  ROBERT M. THORNTON, JR.
                                         ---------------------------------------
                                         Name:  Robert M. Thornton, Jr.
                                         Title: Authorized Representative

                                   SOUTHERN HEALTH CORPORATION OF ELLIJAY, INC.


                                   By:   /s/  ROBERT M. THORNTON, JR.
                                         ---------------------------------------
                                         Name:  Robert M. Thornton, Jr.
                                         Title: Authorized Representative


                                   SOUTHERN HEALTH CORPORATION OF DAHLONEGA, INC


                                   By:   /s/  ROBERT M. THORNTON, JR.
                                         ---------------------------------------
                                         Name:  Robert M. Thornton, Jr.
                                         Title: Authorized Representative


                                   SOUTHERN HEALTH CORPORATION OF HOUSTON, INC.


                                   By:   /s/  ROBERT M. THORNTON, JR.
                                         ---------------------------------------
                                         Name:  Robert M. Thornton, Jr.
                                         Title: Authorized Representative


                                   THE LENDER:

                                   NHS, INC.


                                   By:   /s/  MICHAEL A. KOBAN
                                         ---------------------------------------
                                         Name:  Michael A. Koban
                                         Title: President

                                                                       EXHIBIT A


                                 [FORM OF NOTE]


         THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT IS IN EFFECT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. THE HOLDER OF THIS SECURITY IS SUBJECT TO THE TERMS OF THE LOAN AGREEMENT BETWEEN SUNLINK HEALTHCARE CORP. (THE "COMPANY"), ITS SUBSIDIARIES, AND NHS, INS., DATED AS OF JANUARY 31, 2001 (THE "LOAN AGREEMENT"). ALL TERMS USED IN THIS NOTE WHICH ARE NOT DEFINED HEREIN SHALL HAVE THE MEANINGS ASSIGNED TO THEM IN THE LOAN AGREEMENT. A COPY OF SUCH LOAN AGREEMENT IS AVAILABLE AT THE OFFICES OF THE COMPANY.

                     8.5% SENIOR SUBORDINATED NOTES DUE 2006


No. 1                                                                $17,000,000

         Sunlink Healthcare Corp., a corporation duly organized and existing under the laws of Delaware (herein called the "Company," which term includes any successor Person under the Loan Agreement between the Company, its Subsidiaries and NHS, Inc., dated as of January 31, 2001 (the "Loan Agreement")), for value received, hereby promises to pay to NHS, Inc., or registered assigns, the principal sum of $17,000,000 Dollars on January 31, 2006 (the "Stated Maturity Date"), and to pay interest thereon from January 31, 2001 or from the most recent date on which interest has been paid or duly provided for, semi-annually in arrears on June 1 and December 1 in each year commencing June 1, 2001 (each, an "Interest Payment Date") at the rate of 8.5% per annum, until the principal hereof is paid; provided, however, that prior to the expiration of the PIK Period, at the option of the Company, such interest shall be paid by the Company by the issuance of additional promissory notes in substantially the form of this note (such additional notes being referred to herein as "Additional Balloon Notes") to the Noteholder entitled to receive interest payments on each such Interest Payment Date and, thereafter, the Company shall pay interest on the Notes in cash; provided, further, that (to the extent that the payment of such interest shall be legally enforceable) any principal of, or premium or installment of interest on, this Note which is overdue shall bear interest at the rate equal to the lesser of 4.0% per annum in excess of the rate of interest then borne by the Notes and the maximum rate permitted by applicable law from the date such amounts are due until they are paid, and such interest shall be payable in the same manner as the other accrued interest on the next Interest Payment Date.

         All interest payable on any Interest Payment Date will, as provided in the Loan Agreement, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered on the Security Register (as defined in the Loan Agreement) at the close of business on the fifteenth calendar day (whether or not a Business Day) immediately preceding such Interest Payment Date (the "Regular Record Date"). Notwithstanding the foregoing, if this Note is issued after a Regular Record Date and prior to an Interest Payment Date, the record date for such Interest Payment Date shall be the original issue date.

         Principal on this Note shall be payable only against surrender therefor. Payments of interest on this Note shall be made, in accordance with the terms of this Note and the Loan Agreement and subject to applicable laws and regulations, either by issuance of Additional Balloon Notes or by check mailed on or before the due date for such payment to the person entitled thereto at such person's address appearing on the Security Register or, in the case of cash interest payments, by wire transfer to such account as any Noteholder shall designate by written instructions received by the Company no less than 15 days prior to any applicable Interest Payment Date, which wire instruction shall continue in effect until such time as the Noteholder otherwise notifies the Company or such Noteholder no longer is the registered owner of this Note.

         Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         The indebtedness evidenced by this Note is, to the extent provided in the Loan Agreement, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Note is issued subject to the provisions of the Loan Agreement with respect thereto. This Note is secured to the extent required under the Loan Agreement.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:


                                            SUNLINK HEALTHCARE CORP.


[Seal]
                                            By: /s/  ROBERT M. THORNTON, JR.
                                                -------------------------------
                                                Name:  Robert M. Thornton, Jr.
                                                Title: Chief Executive Officer


Attest:


/s/  HOWARD E. TURNER
---------------------------
Name:  Howard E. Turner
Title: Director

                            [Form of Reverse of Note]


         This Note is one of a duly authorized issue of Notes of the Company designated as its 8.5% Senior Subordinated Notes due 2006 (herein called the "Notes"), in aggregate principal amount of $17 million and an additional aggregate principal amount of the Notes that may be issued as Additional Balloon Notes through January 31, 2003 pursuant to the Loan Agreement between the Company, as Borrower, its Subsidiaries, as Guarantors and NHS, Inc., as Lender, dated as of January 31, 2001 (herein called the "Loan Agreement"), to which Loan Agreement and all amendments thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company and the Noteholders and of the terms upon which the Notes are, and are to be, issued and delivered.

         The Notes are subject to redemption at any time, at the option of the Company, in whole or in part, at a redemption price of the principal amount of the Note and all Additional Balloon Notes and all accrued and unpaid interest thereon, if any, to the date of redemption

         If the Company elects to redeem less than all of the Notes, the Company shall redeem the Notes pro rata from each Noteholder.

         The Notes do not have the benefit of any sinking fund obligations.

         In the event of redemption or purchase pursuant to an offer to purchase this Note in part only, a new Note or Notes for the unredeemed or unpurchased portion hereof will be issued in the name of the Noteholder hereof upon the cancellation hereof.

         The indebtedness evidenced by this Note is, to the extent provided in the Loan Agreement, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Note is issued subject to the provisions of the Loan Agreement with respect thereto. Each Noteholder, by accepting the Note, agrees to and shall be bound by such provisions.

         If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Loan Agreement. Upon payment of (i) the principal so declared due and payable and any overdue installment of interest, (ii) any overdue principal payable upon redemption or repurchase of this Note, and (iii) as provided on the face hereof, interest on any overdue principal of, or interest on, this Note (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of, and interest on, this Note shall terminate.

         The Loan Agreement provides that, subject to certain conditions, if (i) certain Excess Proceeds are available to the Company as a result of Asset Sales or (ii) a Change of Control occurs, the Company shall be required to make an offer to purchase all or a specified portion of the Notes as provided for in the Loan Agreement.

         The Loan Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and certain rights of the Noteholders under the Loan Agreement at any time by the Company with the consent of the Noteholders holding more than 51% in aggregate principal amount of the Notes at the time outstanding. The Loan Agreement also contains provisions permitting Noteholders of specified percentages in aggregate principal amount of the Notes at the time outstanding, on behalf of the Noteholders, to waive compliance by the Company with certain provisions of the Loan Agreement and certain past defaults under the Loan Agreement and their consequences. Any such consent or waiver by the specified percentage of Noteholders shall be conclusive and binding upon such Noteholder and upon all future Noteholders and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         As provided in the Loan Agreement and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the principal offices of the Company, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Noteholder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Notes are issuable only in registered form without coupons. As provided in the Loan Agreement and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Noteholder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company and any agent of the Company may treat the Person in whose name this
Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

         All terms used in this Note which are not defined herein shall have the meanings assigned to them in the Loan Agreement.

         THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

                       OPTION OF HOLDER TO ELECT PURCHASE


         If you want to elect to have this Note purchased in its entirety by the Company pursuant to Section 7.08 or 7.09 of the Loan Agreement, check the box:

         If you want to elect to have only a part of the principal amount of this Note purchased by the Company pursuant to Section 7.08 or 7.09 of the Loan Agreement, state the portion of such amount: $_____________.

         If you want to receive the purchase price for the Note or portion of the Note you elect to have purchased by the Company by check mailed to you at the address recorded on the Security Register check the box:

         If you want to receive the purchase price for the Note or portion of the Note you elect to have purchased by the Company by wire transfer of immediately available funds, state the wire transfer information:
_________________________________________________.



Dated:             Your Signature:
                                  -------------------------------------------
                   (Sign exactly as name appears on the other side of this Note)

                                                                       EXHIBIT B

                                 [FORM OF NOTE]


         THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT IS IN EFFECT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. THE HOLDER OF THIS SECURITY IS SUBJECT TO THE TERMS OF THE LOAN AGREEMENT BETWEEN SUNLINK HEALTHCARE CORP. (THE "COMPANY"), ITS SUBSIDIARIES, AND NHS, INC., DATED AS OF JANUARY 31, 2001 (THE "LOAN AGREEMENT"). ALL TERMS USED IN THIS NOTE WHICH ARE NOT DEFINED HEREIN SHALL HAVE THE MEANINGS ASSIGNED TO THEM IN THE LOAN AGREEMENT. A COPY OF SUCH LOAN AGREEMENT IS AVAILABLE AT THE OFFICES OF THE COMPANY.

                 SENIOR SUBORDINATED ZERO COUPON NOTES DUE 2004


No. 1                                                                 $2,000,000

         Sunlink Healthcare Corp., a corporation duly organized and existing under the laws of Delaware (herein called the "Company," which term includes any successor Person under the Loan Agreement between the Company, its Subsidiaries and NHS, Inc., dated as of January 31, 2001 (the "Loan Agreement")), for value received, hereby promises to pay to NHS, Inc., or registered assigns, the principal sum of $2,000,000 Dollars on January 31, 2004 (the "Stated Maturity Date"), provided, that any principal of this Note which is overdue shall bear interest at a rate equal to the lesser of 12.5% per annum or the maximum rate permitted by applicable law. Principal on this Note shall be payable only against surrender therefor. Payments of on this Note shall be made, in accordance with the terms of this Note and the Loan Agreement and subject to applicable laws and regulations, either by check mailed on or before the due date for such payment to the person entitled thereto at such person's address appearing on the Security Register or by wire transfer to such account as any Noteholder shall designate by written instructions received by the Company no less than 15 days prior to any applicable date of payment which wire instruction shall continue in effect until such time as the Noteholder otherwise notifies the Company or such Noteholder no longer is the registered owner of this Note.

         The indebtedness evidenced by this Note is, to the extent provided in the Loan Agreement, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Note is issued subject to the provisions of the Loan Agreement with respect thereto. This Note is secured to the extent required under the Loan Agreement.

         If pursuant to the Stock Acquisition Agreement between the Company and NHS, Inc. dated as of January 31, 2001, the Company shall be entitled to any right of indemnification, then the Company shall have the right to set off against its payment obligations under this Note the sum of the amount of the obligations for which the Company is entitled to indemnification.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                                          SUNLINK HEALTHCARE CORP.


[Seal]


                                          By: /s/  ROBERT M. THORNTON, JR.
                                              ---------------------------------
                                              Name:   Robert M. Thornton, Jr.
                                              Title:  Chief Executive Officer


Attest:


/s/  HOWARD E. TURNER
-------------------------
Name:  Howard E. Turner
Title: Director

                            [Form of Reverse of Note]


         This Note is one of a duly authorized issue of Notes of the Company designated as its Senior Subordinated Zero Coupon Notes due 2004 (herein called the "Notes"), in aggregate principal amount of $2.0 million pursuant to the Loan Agreement between the Company, as Borrower, its Subsidiaries, as Guarantors, and NHS, Inc., as Lender, dated as of January __, 2001 (herein called the "Loan Agreement"), to which Loan Agreement and all amendments thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company and the Noteholders and of the terms upon which the Notes are, and are to be, issued and delivered.

         The Notes are subject to redemption at any time, at the option of the Company, in whole or in part, at a redemption price of the principal amount of the Note on the date of redemption

         If the Company elects to redeem less than all of the Notes, the Company shall redeem the Notes pro rata from each Noteholder.

         The Notes do not have the benefit of any sinking fund obligations.

         In the event of redemption or purchase pursuant to an offer to purchase this Note in part only, a new Note or Notes for the unredeemed or unpurchased portion hereof will be issued in the name of the Noteholder hereof upon the cancellation hereof.

         The indebtedness evidenced by this Note is, to the extent provided in the Loan Agreement, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Note is issued subject to the provisions of the Loan Agreement with respect thereto. Each Noteholder, by accepting the Note, agrees to and shall be bound by such provisions.

         If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Loan Agreement. Upon payment of (i) the principal so declared due and payable and (ii) as provided on the face hereof, interest on any overdue principal of this Note (to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of, and interest on, this Note shall terminate.

         The Loan Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and certain rights of the Noteholders under the Loan Agreement at any time by the Company with the consent of the Noteholders holding more than 51% in aggregate principal amount of the Notes at the time outstanding. The Loan Agreement also contains provisions permitting Noteholders of specified percentages in aggregate principal amount of the Notes at the time outstanding, on behalf of the Noteholders, to waive compliance by the Company with certain provisions of the Loan Agreement and certain past defaults under the Loan Agreement and their consequences. Any such consent or waiver by the specified percentage of Noteholders shall be conclusive and binding upon such Noteholder and upon all future Noteholders and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         As provided in the Loan Agreement and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the principal offices of the Company, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Noteholder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Notes are issuable only in registered form without coupons. As provided in the Loan Agreement and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Noteholder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company and any agent of the Company may treat the Person in whose name this
Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

         All terms used in this Note which are not defined herein shall have the meanings assigned to them in the Loan Agreement.

         THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

                       OPTION OF HOLDER TO ELECT PURCHASE


         If you want to elect to have this Note purchased in its entirety by the Company pursuant to Section 7.08 or 7.09 of the Loan Agreement, check the box:


         If you want to elect to have only a part of the principal amount of this Note purchased by the Company pursuant to Section 7.08 or 7.09 of the Loan Agreement, state the portion of such amount:
$___________.

         If you want to receive the purchase price for the Note or portion of the Note you elect to have purchased by the Company by check mailed to you at the address recorded on the Security Register check the box:

         If you want to receive the purchase price for the Note or portion of the Note you elect to have purchased by the Company by wire transfer of immediately available funds, state the wire transfer information:
_________________________________________________.



Dated:             Your Signature:
                                  ----------------------------------------------
                   (Sign exactly as name appears on the other side of this Note)